UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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KINETIK HOLDINGS INC.
(Name of registrant as specified in its charter)

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KINETIK HOLDINGS INC.
Notice of Annual Meeting of Stockholders
and Proxy Statement
May 19, 2025

2700 Post Oak Boulevard, Suite 300, Houston TX 77056-5748
“We have a demonstrated track record of strong operational execution, and our commitment to safe and reliable operations for our customers and communities in which we operate is propelling sustainable growth and reinforcing Kinetik’s position as a best-in-class leader in the Delaware Basin.”
Dear Stockholder
2024 was another transformational year for Kinetik. We achieved record volume and Adjusted EBITDA growth and closed the largest transaction since the Company merger in February of 2022. We substantially expanded our asset footprint and capabilities across the Delaware Basin and enhanced our growth profile through highly strategic and accretive transactions and commercial agreements and achieved significant milestones across our finance-related objectives. Notably, we:
•Achieved record natural gas processed volume growth of 13% year-over-year;
•Reported record Adjusted EBITDA growth 16% year-over-year;
•Closed $1 billion of strategic transactions that furthered our expansion into New Mexico, including our acquisition of Durango Permian, LLC, a 15-year gas gathering and processing agreement in Eddy County, New Mexico, and divestiture of our 16% stake in the Gulf Coast Express pipeline to primarily fund the acquisition;
•Increased our equity interest in EPIC Crude Holdings, LP to 27.5% ownership in a series of transactions that support the pipeline’s continued growth and strengthen its financial profile;
•Announced a strategic connector pipeline between Kinetik’s Delaware North and Delaware South positions to support significant future growth in New Mexico;
•Announced our acquisition of the compelling bolt-on Barilla Draw crude and gas gathering assets primarily located in Reeves County, Texas;
•Progressed construction of the Kings Landing Complex in New Mexico;
•Substantially increased our public float following Apache’s sale of its remaining ownership stake in the Company;
•Reduced our leverage (as defined in our credit agreement) below the Company’s leverage target of 3.5x;
•Accelerated our return of capital to shareholders by increasing our cash dividend by 4%; and
•Received a ‘positive credit ratings outlook’ from S&P.
Most importantly, every day we delivered on our mission to be the premier provider of safe, reliable, and environmentally responsible midstream services in the Delaware Basin. I am extremely proud of what our team has accomplished this past year. We have a demonstrated track record of strong operational execution, and our commitment to safe and reliable operations for our customers and communities in which we operate is propelling sustainable growth and reinforcing Kinetik’s position as a best-in-class leader in the Delaware Basin. With that, I would like to sincerely thank you for your investment and continued support of Kinetik. We are excited about our future, and for now, look forward to the year ahead.
Jamie Welch
Chief Executive Officer and President

2700 Post Oak Boulevard, Suite 300, Houston TX 77056-5748
Notice of Annual Meeting of Stockholders of Kinetik Holdings Inc.
Date:
May 19, 2025
Time:
10:00 a.m. Central Time
Place:
Virtual meeting via live webcast, accessible at:
www.virtualshareholdermeeting.
com/KNTK2025
YOUR VOTE
IS IMPORTANT
Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “How to Vote” beginning on page 61 of this proxy statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.
Notice is hereby given that the 2025 annual meeting of stockholders of Kinetik Holdings Inc., a Delaware corporation (“Kinetik,” the “Company,” or “we”), will be held on May 19, 2025, at 10:00 a.m. (Central Time) in a virtual-only meeting format by live webcast for the following purposes:

1	Elect 10 directors named in the attached proxy statement;
2	Approve a non-binding resolution regarding the compensation of named executive officers for 2024 (say on pay);
3	Ratify the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2025; and
4	Transact any other business that may properly come before the meeting or any adjournment thereof.
Holders of record of the Company’s Common Stock as of the close of business on March 20, 2025, are entitled to notice of, and to vote at, the annual meeting. This proxy statement is first being mailed to Kinetik stockholders on or about April 3, 2025.
IMPORTANT NOTICE Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2025: This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available free of charge on the Company’s website at www.kinetik.com.
By order of the Board of Directors,
Lindsay Ellis
General Counsel, Chief Compliance Officer and Secretary, Kinetik Holdings Inc.
Houston, Texas, April 3, 2025

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

Proxy Statement
General
This proxy statement contains information about the 2025 annual meeting of stockholders of Kinetik Holdings Inc., a Delaware corporation (“Kinetik,” the “Company,” “our,” “us,” or “we”). This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors (the “Board”) starting on or about April 3, 2025.
Purpose of the Annual Meeting
At the Company’s annual meeting, stockholders will vote on the following matters:

1	Proposal 1: Election of the 10 directors named in this proxy statement;
2	Proposal 2: Approval of a non-binding resolution regarding the compensation of named executive officers (“NEOs”) for 2024 (say on pay);
3	Proposal 3: Ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditor for fiscal year 2025; and
4	Transaction of any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.
Summary of Board Recommendations
The Board recommends that you vote as follows:

FOR all nominees	Proposal 1: Election of directors
FOR	Proposal 2: Approval of a non-binding resolution regarding the compensation of NEOs for 2024 (say on pay)
FOR	Proposal 3: Ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year 2025

Kinetik Holdings Inc.	1	2025 Proxy Statement

Proposal 1.
Election of Directors
General Information
The current terms of directors Deborah L. Byers, David I. Foley, Michael Kumar, D. Mark Leland, Kevin S. McCarthy, John-Paul (JP) Munfa, William Ordemann, Karen Putterman, Laura A. Sugg and Jamie Welch will expire at the annual meeting. Each of the current directors has been recommended by the Company’s Governance and Sustainability Committee (“Governance Committee”) and nominated by the Board for election by the stockholders to a one-year term. If elected, all nominees will serve beginning upon their election until their respective successors shall have been duly elected and qualified at the annual meeting of stockholders in 2026.
Pursuant to the amended and restated stockholders agreement (the “Stockholders Agreement”), dated as of October 21, 2021 and effective as of February 22, 2022, with Altus Midstream Company (now known as the Company), APA Corporation (“Apache”), Apache Midstream LLC (“Apache Midstream”), New BCP Raptor Holdco, LLC (“Contributor”), BX Permian Pipeline Aggregator LP (“BX Permian”), BCP Raptor Aggregator, L.P. (“BX Aggregator” and together with BX Permian, the “BX Holders”), Buzzard Midstream LLC (“ISQ”), and for the limited purposes set forth therein, BCP Raptor Holdco, LP (“BCP”), Blackstone (as defined in the Stockholders Agreement) and I Squared (as defined in the Stockholders Agreement) are each entitled to designate directors to the Board based on their and their affiliates’ ownership of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class C common stock, par value $0.0001 per share (“Class C Common Stock” and, together with Class A Common Stock, “Common Stock”) as follows:

	Ownership Threshold	Number of Directors

Blackstone	30% or more	3
	20% or more (but less than 30%)	2
	10% or more (but less than 20%)	1
I Squared	20% or more	2
	10% or more (but less than 20%)	1
In addition, the Stockholders Agreement provided Blackstone with the right to designate one of its director designees as the non-executive chairperson of the Board until the earlier of December 31, 2024 and such time as Blackstone and its affiliates are no longer entitled to designate directors under the Stockholders Agreement. The Stockholders Agreement terminated with respect to Apache following an underwritten secondary offering of shares by Apache Midstream in December 2023.
I Squared and its affiliates own approximately 16.9% of our outstanding Common Stock. As such, I Squared may nominate one director for election at the annual meeting, and it has nominated Michael Kumar. In March 2025, in connection with a sale of shares by ISQ, ISQ’s director designation rights under the Stockholders Agreement were reduced from two directors to one director and Jesse Krynak, an ISQ director designee, notified the Board that he would not seek reelection and stepped down from the Board effective as of March 12, 2025. In connection with Mr. Krynak stepping down from the Board, the size of the Board was reduced from 11 to 10 members. Blackstone and its affiliates own approximately 49% of our outstanding Common Stock. As such, Blackstone may nominate three directors for election at the annual meeting, and it has nominated David I. Foley, JP Munfa and Karen Putterman. In addition, our Board has nominated each of Deborah L. Byers, D. Mark Leland, Kevin S. McCarthy, William Ordemann, Laura A. Sugg and Jamie Welch for election at the annual meeting.

Kinetik Holdings Inc.	2	2025 Proxy Statement

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than 10 nominees. Each director nominee has consented to be named in this proxy statement, and the Board knows of no nominee for director who is unwilling or unable to serve.
Nominees for Election as Directors
Biographical information as of March 28, 2025, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years. In addition, each nominee’s experience, qualifications, attributes, or skills to serve on our Board are set forth below.

Ms. Byers has served as a director since July 2022. She retired from EY following a 36-year career in public accounting while holding multiple leadership roles. From July 2018 until her retirement in July 2022, Ms. Byers served as EY’s Americas Industry Leader overseeing the markets and growth strategy across its primary industry. Ms. Byers served as Ernst & Young LLP’s Houston Office Managing Partner and US Energy Leader from July 2013 to July 2018 and Managing Partner of the Southwest Region Strategy & Transactions business unit from July 2008 to July 2013. In these roles, she was a leader in the global energy markets and worked with corporations and investment funds in all phases of energy investment. Ms. Byers holds a B.B.A. from Baylor University and is a Certified Public Accountant.
QUALIFICATIONS
Ms. Byers is well qualified to serve on our board due to her significant experience in public company accounting, finance and financial reporting.
Other Public Company Directorships (within the last 5 years)
•Excelerate Energy, Inc
•Civitas Resources, Inc
•DTE Energy Company
Committees
•Audit (Chair and Audit Committee Financial Expert)
•Governance

Deborah L. Byers AGE: 63 DIRECTOR SINCE: 2022 INDEPENDENT

Kinetik Holdings Inc.	3	2025 Proxy Statement

Mr. Foley was appointed to our board of directors and elected Chair of the Board in February 2022. Mr. Foley is a Senior Managing Director in the Private Equity group and Global Head of Blackstone Energy Transition Partners. Mr. Foley is responsible for overseeing Blackstone’s private equity investment activities in the energy sector on a global basis. Since joining Blackstone in 1995, Mr. Foley has been responsible for building the Blackstone energy practice and has played an integral role in every energy-related private equity deal that the firm has made. Before joining Blackstone, Mr. Foley worked with AEA Investors, and prior to that he worked as a management consultant for Monitor Company. Mr. Foley also served as a director of BCP Raptor Holdco GP, LLC, the general partner of BCP (“BCP GP”) from June 2017 until February 2022. He also serves as the Chairman of the Columbia University Medical Center Ophthalmology Board of Advisors. Mr. Foley received a B.A. and M.A. in Economics, with honors, Phi Beta Kappa, from Northwestern University and received an M.B.A. with distinction from Harvard Business School.
QUALIFICATIONS
Mr. Foley brings industry expertise and a unique financial perspective to our board based on his extensive experience having actively managed private equity investments for over 20 years.
Other Public Company Directorships (within the last 5 years)
•None
Committees
•Compensation

David I. Foley AGE: 57 DIRECTOR SINCE: 2022 INDEPENDENT & CHAIRMAN OF THE BOARD

Mr. Kumar was appointed to the Board of Directors in February 2024. Mr. Kumar has served as a Senior Policy Advisor for I Squared since January 2024. He has also served as the Deputy Chairman for Klesch Group Limited since January 2024 where he is responsible for strategy, finance and risk management. From 1997 to 2023, Mr. Kumar worked at Morgan Stanley and held a number of senior roles, including Managing Director, Global Head of Project, Commodity and Infrastructure Finance and Global Head of Global Structured Products. While at Morgan Stanley, Mr. Kumar was a member of senior investment and management committees, served as an advisor to Morgan Stanley funds and was responsible for capital raising and advisory services that focused on global commodity, infrastructure, and energy finance. Mr. Kumar also served as a Captain in the United States Army, active and reserve, from 1989 to 2002. Mr. Kumar holds a B.A. in Economics and Mathematics from Washington University in St. Louis.
QUALIFICATIONS
Mr. Kumar is well qualified to serve on our board due to his extensive experience in a number of areas including accounting and finance.
Other Public Company Directorships (within the last 5 years)
•None
Committees
•None

Michael Kumar AGE: 57 DIRECTOR SINCE: 2024 INDEPENDENT

Kinetik Holdings Inc.	4	2025 Proxy Statement

Mr. Leland has served as a director since March 2017. He served as Deltic Timber Corporation’s interim President and CEO from October 2016 to March 2017. Mr. Leland also served as Executive Vice President and CFO of El Paso Corporation from 2005 to 2009 and President of El Paso’s midstream business unit from 2009 to 2012, and as director of El Paso Pipeline Partners, L.P. from its formation in 2007 to 2012. He served as Senior Vice President and CFO of El Paso Exploration & Production Company from 2004 to 2005. Mr. Leland served as Vice President and COO of the general partner of GulfTerra Energy Partners, L.P. in 2003, and as Vice President and Controller from 1997 to 2003. Mr. Leland holds a B.B.A. in finance and economics from the University of Puget Sound.
QUALIFICATIONS
Mr. Leland is well qualified to serve on our board due to his extensive operational and financial experience in the midstream energy industry and his experience on the boards of directors of numerous publicly traded energy companies.
Other Public Company Directorships (within the last 5 years)
•PotlatchDeltic Corporation
•Equitrans Midstream Corporation
Committees
•Audit (Audit Committee Financial Expert)
•Governance

D. Mark Leland AGE: 63 DIRECTOR SINCE: 2017 INDEPENDENT

Mr. McCarthy has served as a director since June 2017. He previously served as the Company’s Chair from March 2017 until November 2018 and as its Chief Executive Officer from December 2016 (inception) until February 2017. Mr. McCarthy served as Vice Chairman of Kayne Anderson Capital Advisors, L.P. (“Kayne Anderson”) from 2019 to 2023. During his 19-year tenure at Kayne Anderson, he co-founded the firm’s energy infrastructure securities activities and served as CEO and Chairman of the Board of Directors for Kayne Anderson’s closed-end funds. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy at UBS Securities LLC and held similar positions at PaineWebber Incorporated and Dean Witter Reynolds. Mr. McCarthy earned a B.A. in Economics and Geology from Amherst College in 1981 and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania in 1984.
QUALIFICATIONS
Mr. McCarthy is well qualified to serve as a member of our board due to his energy finance, accounting and investment experience.
Other Public Company Directorships (within the last 5 years)
•Plains All American Pipeline LP
•Chord Energy
•Whiting Petroleum Corporation
Committees
•Audit (Audit Committee Financial Expert)
•Compensation (Chair)

Kevin S. McCarthy AGE: 65 DIRECTOR SINCE: 2017 INDEPENDENT

Kinetik Holdings Inc.	5	2025 Proxy Statement

Mr. Munfa was appointed to our board of directors in February 2022. Mr. Munfa is a Senior Managing Director in the Private Equity group at Blackstone. Since re-joining Blackstone in 2011, Mr. Munfa focuses on investments in the midstream and transmission sectors. Mr. Munfa has played an integral role in the execution of Blackstone’s investments in Cheniere, Cliff Swallow, Custom Truck One Source, EagleClaw Midstream, Grand Prix, Global Offshore Wind, GridLiance, Permian Highway Pipeline, Rover, Sabre and Power Grid Components. Mr. Munfa previously served as a director of BCP GP from June 2017 until February 2022. From 2006 to 2009, Mr. Munfa was an Analyst with Blackstone’s Private Equity group, where he was involved in the analysis and execution of private equity investments in energy and other industries. He began his career in 2004 as an Analyst in Blackstone’s Restructuring & Reorganization group. Mr. Munfa received an A.B. in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business, where he graduated as an Arjay Miller Scholar.
QUALIFICATIONS
Mr. Munfa is well qualified to serve as a member of our board due to his energy finance and investment experience.
Other Public Company Directorships (within the last 5 years)
•None
Committees
•None

John-Paul (JP) Munfa AGE: 43 DIRECTOR SINCE: 2022 INDEPENDENT

Mr. Ordemann was appointed to the Board of Directors in April 2024. Mr. Ordemann has 38 years of energy industry experience, including 25 years focused on natural gas gathering and processing, natural gas transmission, natural gas liquids, crude oil, refined products, and petrochemicals. From 1999 until his retirement in late 2019, Mr. Ordemann held numerous executive positions in commercial and business development at Enterprise Products Partners L.P. (“Enterprise”) and its affiliates, including serving as an Executive Vice President. Mr. Ordemann was also responsible for Enterprise’s engineering, operations, environmental, health, and safety functions and supply chain management activities from 2007 through 2012. Prior to joining Enterprise, he held senior positions in operations, engineering and commercial areas for Shell Midstream Enterprises, LLC and Tejas Natural Gas Liquids, LLC. He holds a B.S. degree in Chemical Engineering from Virginia Tech.
QUALIFICATIONS
Mr. Ordemann is well qualified to serve on our board due to his extensive operational and financial experience in the midstream energy industry.
Other Public Company Directorships (within the last 5 years)
•None
Committees
•Audit
•Governance

William Ordemann AGE: 65 DIRECTOR SINCE: 2024 INDEPENDENT

Kinetik Holdings Inc.	6	2025 Proxy Statement

Ms. Putterman was appointed to our board of directors in January 2025. Ms. Putterman has served as a Managing Director, Asset Manager for Blackstone Energy Transition Partners since May 2024. Prior to joining Blackstone, from 2017 until April 2024, Ms. Putterman worked at Collins Aerospace where she served most recently as a Vice President/General Manager of Collins Aerospace’s Military Landing Gear Business. Previously, she held multiple business & operations leadership roles across the Blackstone portfolio. Ms. Putterman received a B.A. in Natural Resource Management from Brandeis University, an M.B.A. from University of Michigan Ross School of Business, and an M.S. from University of Michigan’s School of Natural Resources & Environment.
QUALIFICATIONS
Ms. Putterman is well qualified to serve on our board due to her operational experience.
Other Public Company Directorships (within the last 5 years)
•None
Committees
•None

Karen Putterman AGE: 45 DIRECTOR SINCE: 2025 INDEPENDENT

Ms. Sugg was appointed to our board of directors in February 2022 and subsequently appointed as Lead Independent Director. Ms. Sugg is a retired executive of ConocoPhillips. Prior to her retirement in 2010, she held diverse global and domestic roles leading multiple divisions including the Australasia, Midstream, and Global Gas Divisions, as well as serving as the VP Human Resources Upstream. Additionally, she held management positions across the company in Engineering and Operations, Corporate and Strategic Planning, Mergers and Acquisitions, Treasury, and Marketing. Ms. Sugg served as a director of BCP GP from December 2020 until February 2022. Ms. Sugg has completed numerous advanced management and board of director education programs. She is a member of G100 Board Excellence and National Association of Corporate Directors. Ms. Sugg is a graduate from Oklahoma State University with a B.S. in Chemical Engineering.
QUALIFICATIONS
Ms. Sugg is well qualified to serve on our board due to her expertise in the energy industry, operational and corporate matters as a result of her broad background in the energy industry and service as a director on various public company boards. Among other qualifications, she brings to the board specific experience in senior leadership, human capital management, regulatory and financial matters.
Other Public Company Directorships (within the last 5 years)
•Public Service Enterprise Group
•Murphy Oil
•Denbury Resources
Committees
•Governance (Chair)
•Compensation

Laura A. Sugg AGE: 64 DIRECTOR SINCE: 2022 LEAD INDEPENDENT

Kinetik Holdings Inc.	7	2025 Proxy Statement

Mr. Welch has served as our Chief Executive Officer and President and as a member of our board of directors since February 2022. From April 2019 until February 2022, he served as President, Chief Executive Officer and Chief Financial Officer of BCP GP. From 2017 until February 2022, he served as director of BCP GP. Mr. Welch also serves as a Senior Advisor to Blackstone Energy Transition Partners. Prior to joining Blackstone and BCP GP, he was the Group Chief Financial Officer and Head of Business Development for the Energy Transfer Equity, L.P. (“ETE”) family from June 2013 to February 2016. Mr. Welch also served on the board of directors of ETE, Energy Transfer Partners and Sunoco Logistics. Before joining ETE, Mr. Welch was Head of the EMEA Investment Banking Department and Head of the Global Energy Group at Credit Suisse. He was also a member of the Investment Banking Division Global Management Committee and the EMEA Operating Committee. Mr. Welch joined Credit Suisse First Boston in 1997 from Lehman Brothers Inc. in New York, where he was a Senior Vice President in the global utilities and project finance group. Prior to that he was an attorney in New York with Milbank, Tweed, Hadley & McCloy and a barrister and solicitor with Minter Ellison in Melbourne, Australia. Mr. Welch received a Bachelor of Law and a Diploma of Legal Practice from Queensland University of Technology.
QUALIFICATIONS
Mr. Welch is well qualified to serve on our board due to his extensive experience in the midstream energy industry, including his experience in the financial and operational risks of an energy company as a result of his service as a CEO, prior public company executive experience and extensive experience managing and overseeing investments.
Other Public Company Directorships (within the last 5 years)
•None
Committees
•None

Jamie Welch AGE: 58 DIRECTOR SINCE: 2022

Vote Required
The affirmative “FOR” vote of the holders of a plurality of the votes cast by the stockholders present or represented at the meeting, virtually during this meeting or by proxy, and entitled to vote thereon is required to approve each nominee for the election of directors. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or vote your shares with respect to all but one or more of the director nominees. Because directors need only be elected by a plurality of the vote, “Withhold Authority” votes will not affect whether any particular nominee has received sufficient votes to be elected. Broker non-votes will have no effect on the election of the nominees.

The Board recommends that you vote “FOR ALL NOMINEES” for the election of directors.

Kinetik Holdings Inc.	8	2025 Proxy Statement

Director Nominees
Each year, our Governance Committee will review, with the Board, the appropriate characteristics, skills and experience required for the Board as a whole and for its individual members. In evaluating the suitability of individual candidates, our Governance Committee may consider factors including, without limitation, an individual’s judgment, background, experiences, independence under applicable standards, experiences with businesses and other organizations of comparable size, the interplay of the individual’s experiences with the experience of other directors, and the extent to which the individual would be a desirable addition to the Board and any committees of the Board.

Kinetik Holdings Inc.	9	2025 Proxy Statement

The matrix below outlines the wide range of skills and expertise represented on the Company’s Board:

Knowledge, Skills and Experience

Public Company Board Experience / Governance Experience serving as a public company director; demonstrated understanding of current corporate governance standards & best practices in public companies.	●	●		●	●	●	●		●	●
Senior Leadership Experience “C-Suite” experience with a public company or senior leadership experience within a large/complex organization.	●	●	●	●	●	●	●	●	●	●
M&A / Business Development Experience evaluating, structuring, & executing business combinations, key acquisitions & large capital projects & developing long-term commercial strategies.	●	●	●	●	●	●	●		●	●
Finance / Capital Management Understanding of financial statements & performance, financial strategy, & capital markets.	●	●	●	●	●	●	●	●	●	●
Accounting Understanding of, & experience with financial disclosure requirements, internal controls, & financial reporting processes.	●	●	●	●	●	●				●
Risk Management Experience in identifying, overseeing, managing & mitigating key risks, strategic planning, or compliance.	●	●	●	●	●	●	●	●	●	●
Environmental / Sustainability Informed on matters related to environmental stewardship & sustainability & their relationship to the Company’s business & strategy.	●	●	●			●	●	●	●	●
Industry Experience Experience in the Company’s business & industry, including key challenges, opportunities, & the competitive environment.	●	●	●	●	●	●	●		●	●
Operations / Engineering Experience developing & implementing operating plans & technical strategy & familiarity with system operations.						●	●	●	●	●
Human Capital Experience in recruiting, retaining, & developing key talent, experience with executive compensation & alignment of compensation programs with shareholder interests.	●	●	●	●	●	●	●	●	●	●
Investor Relations Experience understanding shareholder concerns & perceptions.	●	●		●	●	●	●		●	●
Government Relations / Regulatory Experience with government relations, regulatory matters, & public policy issues.	●	●	●		●	●	●	●	●	●
Technology / Cybersecurity Experience in information security, data privacy, cybersecurity, or use or development of technology to facilitate business operations.	●								●

Kinetik Holdings Inc.	10	2025 Proxy Statement

Director Service on Other Boards
The Board believes that director service on other company boards contributes valuable experience and perspective to the Kinetik Board. However, the Board also expects each director to devote sufficient time to effectively fulfill such director’s duties as a director of Kinetik. In evaluating director nominees, our Governance Committee considers, among other things, the number of other public company boards on which the nominee serves. The Company’s Corporate Governance Guidelines provide that no director may serve on the board of directors of more than three other public companies, unless otherwise determined by the Board upon review of a director’s commitments. Additionally, no member of the Board’s Audit Committee may serve simultaneously on the audit committee of more than three public companies (including the Company’s Audit Committee) without the Board’s prior approval. The Company’s Corporate Governance Guidelines additionally provide that in advance of accepting an invitation to serve on another public company board, directors should advise the Chair of the Board (the “Chair”) and the Chair of the Governance Committee to allow an assessment to be made of, among other things, the potential impact of such service on the director’s time and availability, potential conflict of interest issues and the director’s status as an independent director.
Director Independence
The majority of the members of the Board at any given time must qualify as independent under New York Stock Exchange (“NYSE”) rules. The Board has undertaken a review of the independence of each of our director nominees and has determined that each of Deborah L. Byers, David I. Foley, Michael Kumar, D. Mark Leland, Kevin S. McCarthy, JP Munfa, William Ordemann, Karen Putterman and Laura A. Sugg are independent under the Company’s Corporate Governance Guidelines and the applicable NYSE listing standards and SEC rules. Elizabeth Cordia, Jesse Krynak and Ronald Schweizer, who served as directors for a portion of fiscal year 2024, were also independent under the Company’s Corporate Governance Guidelines and the applicable NYSE listing standards and SEC rules. The Board has also determined that all members of each of our Audit Committee, Compensation Committee, and Governance Committee are independent and satisfy the relevant SEC and NYSE independence requirements for service on such committees.
Reporting of Concerns to Independent Directors
Anyone who has concerns about the Company may communicate those concerns to the independent directors, including our Lead Independent Director. Such communication should be mailed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, and the corporate secretary will review these communications and forward any such communications that they determine bear substantively on the business, management, or governance of the Company to the independent directors.
Board Leadership Structure and Role in Risk Oversight
Board Leadership Structure
The roles of Chair of the Board and Chief Executive Officer are currently separated, which we believe aids in the Board’s oversight of management, supported by strong independent committee chairs. The Stockholders Agreement provided Blackstone with the right to designate one of its director designees as the non-executive chairperson of the Board until the earlier of December 31, 2024 and such time as Blackstone and its affiliates are no longer entitled to designate directors under the Stockholders Agreement. The Board believes it is in the best interests of the Company and its stockholders for the Board to have flexibility in determining the Board leadership structure of the Company and believes the current structure enhances corporate governance and allows each of our Chair and our Chief Executive Officer to remain focused on their distinct roles, which, for the Chair, primarily involves Board and corporate governance and, for the Chief Executive Officer, primarily involves day-to-day management leadership and implementing our corporate strategy. The Board regularly reviews all aspects of its governance profile, including the Board leadership structure, taking into account the Company and its needs, legislative and regulatory developments, and corporate governance trends, among other things, and will make changes as it deems appropriate.

Kinetik Holdings Inc.	11	2025 Proxy Statement

Lead Independent Director
The Board believes that a strong Lead Independent Director complements the role of the Chair and CEO, enhances the significant contributions of our directors not affiliated with Blackstone or I Squared (the “Non-Affiliated Directors”) and promotes confidence in our governance structure. Our Lead Independent Director is designated annually by the Board and such position’s duties include (i) serving as a liaison between the Chair and the Non-Affiliated directors, (ii) approving information sent to the Board, (iii) consulting on meeting agendas for the Board and meeting schedules, as appropriate, and (iv) ensuring they are available for consultation and direct communication with the Company’s major stockholders upon request. In 2024, the Board designated Laura Sugg as Lead Independent Director.
Board Role in Risk Oversight
The full Board oversees the Company’s risk management, while Company executive management is responsible for the day-to-day management of risk. To assist it in this oversight role, the Board’s committees are assigned oversight responsibility for certain matters relating to the risks inherent in the committees’ respective areas of oversight, with each committee regularly reporting and making recommendations to the full Board. Risk oversight responsibilities for our Board and its committees are delegated as set forth below:
Audit Committee
Oversees the enterprise risk management program and reviews with management the guidelines and policies governing the process by which senior management of the Company assess and manage the Company’s exposure to risk and discusses with management (and, if appropriate, the independent auditor) the Company’s major financial risk exposures, information security and cybersecurity risks and the steps management has taken to monitor and control such exposures. Resolves potential conflicts of interest, in connection with certain related-party transactions, including transactions between the Company or any of its subsidiaries, on the one hand, and Blackstone, I Squared or their respective subsidiaries, on the other hand, in accordance with the related-party transaction policies adopted by our Board.
Compensation Committee
Reviews the executive compensation program to ensure it does not encourage excessive risk-taking; oversees human capital management; reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and sustainability priorities and the Company’s compensation arrangements; and reviews our executive compensation and incentive compensation plans to ensure we have appropriate practices in place to support the retention and development of the talent necessary to achieve our business goals and objectives.
Governance Committee
Develops and recommends to the Board a code of conduct and ethics for the Company’s directors, officers, and employees (if any) dealing with such matters as the ethical conduct of the Company’s business and the prohibition of conflicts of interest for directors, officers, and employees. The Governance Committee is also responsible for ensuring refreshment of Board members who have the appropriate skills and experiences, including with regard to risk management issues. Further, the Governance Committee reviews and provides oversight of risks related to the Company’s strategy, initiatives, policies and practices on corporate governance, environmental, health and safety, corporate social responsibility, sustainability, and other related environmental, social or governance policy matters that are significant to the Company.

Kinetik Holdings Inc.	12	2025 Proxy Statement

Our Board receives regular updates and recommendations from the committees about these activities, and reviews additional risks not specifically within the purview of any particular committee and risks of a more strategic nature, including operational risks. In addition to the oversight provided by our full Board, its committees, executive officers, and the members of our management team, our independent directors hold regularly scheduled executive sessions as often as they deem appropriate. These executive sessions provide an additional avenue through which the Board monitors the Company’s risk exposure and policies regarding risk management. The Chairman presides over all executive sessions.
The Company believes that this structure and division of responsibility is the most effective way to monitor and control risk.
Board Role in Cybersecurity Oversight
Our Board has delegated the responsibility for overseeing cybersecurity risk to our Audit Committee who oversees management’s assessment and management of cybersecurity risk. The employee-led Cybersecurity Governance Committee and Cybersecurity Risk Committee oversee the Company’s cybersecurity initiatives. Both the Cybersecurity Governance Committee and Cybersecurity Risk Committee conduct materiality assessments of cyber incidents, implement incident response plans, provide ongoing training and awareness, and disclose material cybersecurity incidents within a specific timeframe, particularly focusing on transparent communication regarding the Company's cybersecurity posture and risks involved. Management delivers a quarterly update to the Audit Committee to discuss cybersecurity matters such as the effectiveness of the Company’s cybersecurity strategy and ensuring alignment with business objectives. A cybersecurity dashboard is used to share metrics and matters to the Audit Committee. The cybersecurity dashboard also includes commentaries on risk exposure and materiality, if any, as they relate to cybersecurity.

Kinetik Holdings Inc.	13	2025 Proxy Statement

Sustainability
At Kinetik, we believe that integrating environmental, safety, governance and responsible corporate practices into our business decisions creates value for our stakeholders, including our stockholders, lenders, customers, employees, business partners, regulators and citizens in the communities where we live and operate. Operational safety and environmental stewardship are top priorities at Kinetik, and we require a commitment from all employees and business partners to operate in a safe, reliable and environmentally sound manner.
We released our fourth sustainability report in August 2024, which provides a transparent and comprehensive review of Kinetik’s progress towards advancing a safer, cleaner and more reliable energy future, building a culture that fosters fairness and inclusivity, and investing in the communities in which we operate. Our most recent sustainability report was prepared in reference to the Global Reporting Initiative (GRI) Standards, the Sustainability Accounting Standards Board (SASB) and the Energy Infrastructure Council (EIC) / GPA Midstream Association reporting template. Please visit https://www.kinetik.com/sustainability to access our most recent sustainability report, which provides a transparent and comprehensive review of Kinetik’s sustainability practices, initiatives, and achievements. The inclusion of this Internet address is for information purposes only, and no information found and/or provided at such internet address, contained on the Company’s website in general, or included in our sustainability report is intended or deemed to be incorporated by reference in this proxy statement. Additional context on Kinetik’s sustainability strategy, targets and results for fiscal year 2024 will be detailed in our 2024 Sustainability Report, expected to be published mid-year. Some highlights of our sustainability efforts appear below.

Environmental

Commitment to Reducing Emissions
•Reduced Kinetik’s combined Scope 1 and 2 methane emission intensity between 2023 and 2024.
•Sourced over 60% of Kinetik’s purchased electric power used in operations from renewable sources in 2023 and continued to source renewable energy in our operations in 2024.
•In 2024, we continued to enhance our emissions accounting and management software, further strengthening our ability to monitor, forecast, report and reduce our carbon emissions.
•In 2024, we continued evaluating and implementing voluntary enhanced leak detection and repair measures designed to minimize methane leaks from our operations by deploying a dedicated LDAR SWAT team, expanding our continuous emissions monitoring program which now includes OGI cameras and sensors at 16 sites, and by performing regular aerial OGI emissions monitoring surveys of our facilities.
•In 2024, we expanded the utilization of electric compression across the Company’s system to reduce Scope 1 greenhouse gas emissions from our operations, utilizing a New Technology Implementation Grant from the Texas Commission on Environmental Quality and Texas Emission Reduction Plan awarded in 2023.
•In 2025, we continue to focus on exploring and implementing new technologies and best practices to achieve further reductions in our greenhouse gas emissions.

Kinetik Holdings Inc.	14	2025 Proxy Statement

Environmental (continued)

Environmental Stewardship
•100% of the Company’s debt capital structure is directly linked to sustainability performance targets. Please visit the Company’s website to access our sustainability linked financing framework.
•We incorporate strategically aligned greenhouse gas emissions-related metrics into Kinetik’s executive compensation program and employee at-risk pay program.
•Under the leadership of a Senior Vice President of Crude, Water, and New Energy Ventures, we assess opportunities that can drive economic growth while promoting sustainability.
•In 2024, we partnered with Infinium in Project Roadrunner to supply carbon dioxide (“CO2”) from our operations for reuse in the production of ultra-low carbon eFuels.
•We received approval from the EPA in 2024 for three Class II Acid Gas Injection wells, enabling the Company to economically benefit from sequestered CO2 through 45Q tax credits.

Social

Focus on Safety
•In 2024, our employees completed over 18,000 hours of EHS focused training.
•In 2024, our Kinetik Employee Engagement Program (“KEEP”) strengthened workplace safety, with employees submitting KEEP Cards, resulting in 229 proactive risk mitigation actions that enhanced company-wide safety and environmental performance and culture.
•Finished 2024 with a Total Recordable Incident Rate (TRIR) of 0.75, outperforming the industry average for safety.

Support For Our Employees and Communities
•In 2024, employees demonstrated their dedication to giving back by volunteering over 400 hours to local community projects through Kinetik’s Employee Volunteer Program and sponsoring over 150 children in need through our annual holiday toy drives.
•In 2024, contributed nearly $2 million to local community causes and charitable organizations, an increase of more than 50% from 2023.
•Continued to match employee contributions to the Kinetik Cares Foundation which provides assistance to employees and their immediate family members impacted by unexpected life events.

Kinetik Holdings Inc.	15	2025 Proxy Statement

Governance

Engaged in Strong Corporate Governance Practices
•All of our directors are elected on an annual basis.
•Our Corporate Governance Guidelines limit the number of other public company boards on which our directors may serve and require directors to notify the Governance Committee before accepting an invitation to serve on additional public company boards.
•We do not have any super-voting shares, meaning each share of our Class A and Class C Common Stock is entitled to one vote.
•Our bylaws allow stockholders to act by written consent and for stockholders beneficially owning at least 10% of the Company’s stock to call a special meeting.
•We regularly refresh our Board committee charters, Corporate Governance Guidelines, Code of Business Conduct, and other governance documents.
•The Board and its committees conduct annual self-evaluations.
•We have adopted insider trading, anti-hedging, and anti-pledging policies and have implemented significant stock ownership guidelines for our directors and executive officers.
•We have adopted a Clawback Policy that covers executive officers and incentive-based compensation.
•We hold regular, frequent meetings of independent directors in executive session without management present.
•Our Governance Committee regularly assesses the skills, composition and evolving needs of the Board and seeks to balance the membership as a part of its annual nomination process.
•Eight of our 10 Board members (or 80% of our Board) have experience with environmental and sustainability matters.
•In 2024, the compensation program tied 20% of all salaried employees’ at-risk pay, including executives, to the achievement of specific sustainability goals related to emissions and safety.

Focus on Independence
•Nine of our 10 Board members (or 90% of our Board) are independent under NYSE rules. All members of our Board committees are independent directors.
•Separate Chair, CEO and Lead Independent Directors with clearly defined roles.

The Board and its committees, namely the Governance Committee, provide governance and oversight of the risks related to strategy, initiatives, policies, and practices on corporate governance, environmental, health and safety, corporate social responsibility, sustainability, and other related matters. Our executive committees help to provide strategic development of our sustainability program and goals and include our CEO Oversight Committee and an Executive Oversight Committee. Our Vice President of Sustainability provides coordination of sustainability initiatives within the Company, and our employee-led Sustainability Working Committee leads the day-to-day implementation of our sustainability program and its targets.

Kinetik Holdings Inc.	16	2025 Proxy Statement

Insider Trading Policy
The Board adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers, employees and consultants that are aware of certain material, non-public information, and to the Company itself in the repurchase of its own securities. We believe our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Anti-Hedging and Pledging Policy
Our Insider Trading Policy, among other things, prohibits our directors, officers, employees and consultants from engaging in hedging or monetization transactions, whether direct or indirect, involving the Company’s securities, as well as all transactions involving derivative securities, whether or not entered into for hedging or monetization purposes. Furthermore, under our Insider Trading Policy, any person who receives material, non-public information cannot enter into a corresponding or hedging transaction, or alter an existing corresponding or hedging position with respect to the securities to be bought or sold under a Rule 10b5-1 Plan. Directors, officers, employees and consultants are also prohibited from holding Company securities in a margin account. Directors and officers are prohibited from pledging Company securities as collateral for a loan, and employees and consultants may not pledge Company securities as collateral for a loan without obtaining preclearance from the General Counsel.
Standing Committees and Meetings of the Board
The standing committees of our Board include an Audit Committee, a Compensation Committee, and a Governance Committee. Actions taken by these committees are reported to our Board at the next Board meeting. During 2024, the Board held 6 meetings, and each of the Company’s continuing directors who were then-serving attended or participated in all regularly scheduled meetings of our Board and committees of which they were a member. Our Corporate Governance Guidelines provide that directors are encouraged to attend our annual stockholder meetings, and all of our then-serving directors attended our 2024 annual meeting of Stockholders.

Committee
Name	Board	Audit	Compensation	Governance

Deborah L. Byers	✓	†		●
David I. Foley	✓		●
Michael Kumar	✓
D. Mark Leland	✓	●		●
Kevin S. McCarthy	✓	●	†
John-Paul (JP) Munfa	✓
William Ordemann	✓	●		●
Karen Putterman	✓
Laura A. SuggŸ	✓		●	†
Jamie Welch	✓
† Chairperson    ● Committee Member    Ÿ Lead Independent Director

Kinetik Holdings Inc.	17	2025 Proxy Statement

Table of Contents
Audit Committee
The Audit Committee held 5 meetings in 2024
The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:
✓the integrity of the Company’s financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting;
✓the Company’s compliance with legal and regulatory requirements;
✓the independent auditor’s qualifications, independence, and performance, including having sole authority for appointment, compensation, oversight, evaluation, and termination;
✓the performance of the Company’s internal audit function;
✓the report of the Audit Committee required by the rules of the U.S. Securities and Exchange Commission (“SEC”), as included in this proxy statement; and
✓the fulfillment of the other responsibilities set out in its charter.
As described more fully above in “Board Leadership Structure and Role in Risk Oversight—Board Role in Risk Oversight,” the Audit Committee is also tasked with reviewing the guidelines and policies governing the process by which both the senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk. In addition, the Audit Committee oversees the Company’s major financial risks, including hedging exposure, and information security and cybersecurity risks and the steps management has taken to monitor and control such exposures.
As described more fully below in “Policies with Respect to Related Party Transactions,” the Audit Committee also resolves potential conflicts of interest in connection with certain related-party transactions, including transactions between the Company or any of its subsidiaries, on the one hand, and Blackstone or I Squared or their respective subsidiaries, on the other hand.
The Board has determined that each of Deborah L. Byers, chairperson of the Audit Committee, Kevin McCarthy, and D. Mark Leland qualify as audit committee financial experts, as defined under SEC rules. The Board has determined that each of Deborah L. Byers, D. Mark Leland, Kevin S. McCarthy and William Ordemann is “independent” under the SEC and NYSE rules. Laura A. Sugg also served on the Audit Committee from January 1, 2023 until April 2, 2024 and was determined to be “independent” under SEC and NYSE rules.
Compensation Committee
The Compensation Committee held 8 meetings in 2024
The Compensation Committee’s principal functions include:
✓reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and recommending to the Board for approval the remuneration (if any) of our Chief Executive Officer based on such evaluation;
✓reviewing and recommending to the Board for approval on an annual basis the compensation of all of our other officers;
✓reviewing on an annual basis our executive compensation policies and plans;
✓reviewing and approving any new hire, severance or termination arrangements to be made with any executive officer;
✓assisting management in complying with our proxy statement and annual report disclosure requirements;
✓approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our officers and employees;
✓reviewing and approving peer group(s) used to benchmark executive compensation levels, program design and practices and relative performance;
✓if required, producing a report on executive compensation to be included in our annual proxy statement;
✓oversee administration of the Clawback Policy; and
✓reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

Kinetik Holdings Inc.	18	2025 Proxy Statement

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will have sole authority over the appointment, compensation, and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and SEC.
The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the Compensation Committee as a whole.
The Chief Executive Officer may make, and the Compensation Committee may consider, recommendations to the Compensation Committee regarding the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, its incentive compensation and equity-based plans with respect to executive officers (other than the Chief Executive Officer), and the Company’s director compensation arrangements.
The Compensation Committee consists solely of independent directors as defined under and required by the NYSE rules and “non-employee directors” under Section 16 of the Exchange Act.
Governance and Sustainability Committee
The Governance Committee held 5 meetings in 2024.
The Governance Committee is responsible for, among other things:
✓establishing criteria for the selection of potential directors;
✓recommending to the Board the slate of director nominees submitted to the stockholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board;
✓overseeing the annual evaluation of the Board, its committees and management;
✓recommending committee membership, including a chairperson, for each committee;
✓preparing and recommending to the Board the appropriate corporate governance guidelines and Code of Business Conduct and overseeing the Company’s overall corporate governance; and
✓reviewing and overseeing the Company’s strategy, initiatives, policies, and practices on corporate governance, environmental, health and safety, corporate social responsibility, sustainability, including the annual sustainability report, and other related policy matters.
The Governance Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board, and stockholders of the Company, as well as recommendations from other interested parties. The Governance Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. The Governance Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by any other source. Stockholders may submit such a recommendation by sending a letter to the Company’s corporate secretary (at the address for submitting stockholder proposals and nominations set forth under the heading “Future Stockholder Proposals and Director Nominations” below). Stockholder recommendations for director nominees received by the Company’s corporate secretary are forwarded to the Governance Committee for consideration.

Kinetik Holdings Inc.	19	2025 Proxy Statement

Our Corporate Governance Guidelines contain criteria that apply to nominees recommended by the Governance Committee for positions on our Board. Under these criteria, the Governance Committee considers the following, among other things, in recommending new nominees or the re-election of directors to the Company’s Board and its Committees’ members of our Board:
✓High personal and professional ethics, integrity and values;
✓Commitment to representing the long-term interests of the Company and its stockholders;
✓Expertise and perspective needed to govern the business and strengthen and support senior management;
✓Wide range of background, skills and experiences that will balance our Board and provide appropriate oversight of our business and strategy;
✓Willingness to commit the required time to serve as a Board member, including service on other public company boards pursuant to the Company’s Corporate Governance Guidelines;
✓Ability to constructively participate in discussions, with the capacity to quickly understand and evaluate complex and diverse issues;
✓Dedication to the highest health, safety, governance and environmental standards;
✓Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges; and
✓Represent the interests of all stockholders.
Subject to the Stockholders Agreement, all decisions to recommend the nomination of a new nominee for election to the Board or for the re-election of a director are within the sole discretion of the Governance Committee. All director candidates are evaluated, and the decision of whether or not to nominate a particular candidate is made, based solely on Company and work-related factors.
For information regarding the experiences, qualifications, attributes, and skills of the current members of our Board, please see “Proposal 1. Election of Directors—Director Nominations.”
Committee Charters
Charters for the Audit, Compensation and Governance Committees of the Board, along with the Corporate Governance Guidelines, each as amended from time to time, are available under “Investors > Governance > Governance Documents” on the Company’s website, www.kinetik.com. Our Code of Business Conduct, which meets the requirements of a code of ethics under applicable SEC regulations and NYSE corporate governance requirements, also is available on the Company’s website. You may request printed copies of any of these documents by writing to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.
Board and Committee Evaluations
Our Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Board Chair and the Chair of each standing committee request that the directors provide their assessment of the effectiveness of the full Board and each of the committees on which they serve. The responses are organized and summarized and provided to each Chair for review and discussion at the next scheduled meeting. Each year the Governance Committee also evaluates the adequacy of the evaluation process.

Kinetik Holdings Inc.	20	2025 Proxy Statement

Report of the Audit Committee
The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act or the Securities and Exchange Act of 1934, as amended.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Members of the Audit Committee
Deborah L. Byers
D. Mark Leland
Kevin S. McCarthy
William Ordemann
Securities Ownership and Principal Holders
The following table sets forth, as of March 28, 2025, the beneficial ownership of the Company’s Class A Common Stock and Class C Common Stock of (i) each director of the Company, (ii) the Company’s named executive officers for fiscal year 2024, as defined herein, (iii) all directors and executive officers of the Company as a group and (iv) each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock. The table also sets forth the combined voting power of each of the foregoing based on the number of shares of Class A Common Stock and Class C Common Stock held by such person as of March 28, 2025. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if that person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them.
As of March 28, 2025, there were 60,922,044 shares of our Class A Common Stock and 97,039,202 shares of our Class C Common Stock outstanding. Unless otherwise noted, the business address of each of the directors and executive officers in this table is 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

Kinetik Holdings Inc.	21	2025 Proxy Statement

	Class A Common Stock		Class C Common Stock		Combined Voting Power(7)
Name	Number	%	Number	%	Number	%

5% Stockholders:
Blackstone Inc.(1)	15,766,039	25.9%	65,542,472	67.5%	77,461,258	49.0%
I Squared Capital(2)	1,600,399	2.6%	26,831,583	27.7%	26,831,583	16.9%
Directors and Named Executive Officers:
Jamie Welch(3)	3,598,993	5.9%	798,320	*	4,372,928	2.8%
Deborah L. Byers	11,905	*	—	—	11,905	*
David I. Foley	—	—	—	—		—
Michael Kumar	—	—	—	—	—	—
D. Mark Leland	20,201	*	—	—	20,201	*
Kevin S. McCarthy	103,357	*	—	—	103,357	*
John-Paul (JP) Munfa	—	—	—	—	—	—
William Ordemann	4,046	*	—	—	4,046	*
Karen Putterman	—	—	—	—	—	—
Laura A. Sugg	64,659	*	—	—	64,659	*
Todd Carpenter(4)	224,294	*	—	—	224,294	*
Anne Psencik(5)	187,070	*	—	—	187,070	*
Steve Stellato	306,720	*	—	—	306,720	*
Matt Wall	497,791	*	—	—	497,791	*
All directors and executive officers as a group (15 persons)(6)	5,245,164	8.6%	798,320	*	6,019,096	3.8%
*Less than 1%.
(1)Consists of (i) 10,256,208 shares of Class A Common Stock, 56,421,146 shares of Class C Common Stock and 3,312,308 shares of Class A Common Stock issuable upon settlement of rights to receive re-issued shares pursuant to the Consideration Allocation Rights Agreement, dated as of February 22, 2022, with BCP Aggregator, BX Permian, ISQ and certain other parties listed on the signature pages thereto (“Consideration Allocation Rights”) held by BX Aggregator, (ii) 1,658,065 shares of Class A Common Stock, 9,121,326 shares of Class C Common Stock and 534,945 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by BX Permian and (iii) 4,513 shares of Class A Common Stock held by Harvest Fund Advisors LLC, an indirect subsidiary of Blackstone (“HFA”), which shares are held by funds and accounts managed by HFA in the ordinary course of its business. BCP VII/BEP II Holdings Manager L.L.C. (“Holdings Manager”) is the general partner of each of BX Aggregator and BX Permian. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of Holdings Manager. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone is the sole member of Blackstone Holdings III GP Management L.L.C. and indirectly controls HFA, an indirect subsidiary of Blackstone, through one or more subsidiaries. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of the principal business office of each of the entities described in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

Kinetik Holdings Inc.	22	2025 Proxy Statement

(2)Consists of (i) 26,831,583 shares of Class C Common Stock and (ii) 1,600,399 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by ISQ. ISQ Global Fund II GP, LLC (“Fund II GP”) is the general partner of the members of the indirect owners of ISQ and, in such capacity, exercises voting and investment power over the securities directly held by ISQ. I Squared Capital, LLC is the sole member of Fund II GP. ISQ Holdings, LLC is the managing member of I Squared Capital, LLC. Each of Sadek Magdi Wahba and Gautam Bhandari is a member of ISQ Holdings, LLC but, in reliance on the “rule of three”, disclaim beneficial ownership over the shares of Class A Common Stock reported as beneficially owned by Fund II GP, I Squared Capital, LLC and ISQ Holdings, LLC. The address of the principal business office of each of the entities described in this footnote is c/o ISQ Global Fund II GP, LLC, 600 Brickell Avenue, Penthouse, Miami, Florida 33131.
(3)Includes 3,571,457 shares of Class A Common Stock and 24,385 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by Jamie Welch, 1,462 shares of Class A Common Stock held in Jamie Welch’s spouse’s individual retirement account and 1,599 shares of Class A Common Stock held in Jamie Welch’s 401(k) account.
(4)Includes 350 shares of Class A Common Stock held in Todd Carpenter’s 401(k) account.
(5)Includes 320 shares of Class A Common Stock held in Anne Psencik’s 401(k) account.
(6)Includes current directors and executive officers as of March 28, 2025.
(7)This column reflects the combined voting power of the Class A Common Stock and Class C Common Stock held by each identified stockholder as of March 28, 2025. Consideration Allocation Rights represent the right to receive shares of Class A Common Stock held by certain employees of the Company that may be forfeited back to the Company in certain circumstances and reallocated among the holders of the Consideration Allocation Rights. The holders of the Consideration Allocation Rights are not entitled to vote or dispose of the Class A Common Stock underlying such rights unless such Class A Common Stock is forfeited back to the Company and reallocated among the holders of the Consideration Allocation Rights. Because the holders of the Consideration Allocation Rights are not entitled to vote or dispose of the shares of Class A Common Stock underlying such rights, such shares were not included when calculating a holder’s combined voting power.
Policies with Respect to Related Party Transactions
Related Persons Transactions Policy
Under the Company’s Related Persons Transactions Policy adopted by our Board in 2022, management, with the assistance of Kinetik’s Legal Department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes an Interested Transaction (as defined below). This determination is based on a review of all facts and circumstances regarding the transaction. Upon determination that a transaction is an Interested Transaction that has not been approved by the full Board, the material facts regarding the transaction are reported to the Audit Committee for its review. The Audit Committee then determines whether to approve, ratify or disapprove the Related Person Transaction.
An “Interested Transaction” under the Company’s Related Persons Transactions Policy is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any stockholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons. Transactions involving Apache or its subsidiaries are addressed by the Company’s Apache Corporation Related Party Transaction Policy described below.
The Company’s Related Persons Transactions Policy does not limit or affect the application of the Company’s Code of Business Conduct and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.
Apache Corporation Related Party Transaction Policy
In 2022, our Board adopted the Apache Corporation Related Party Transaction Policy (the “Apache RPT Policy”). The Apache RPT Policy automatically terminated in March 2024 when Apache no longer qualified as a Related Person as defined under the Company’s Related Persons Transactions Policy. Under the Company’s Apache RPT Policy, our management team was required to present material transactions with Apache to the Audit Committee for review and approval.

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Table of Contents
Certain Business Relationships and Transactions
The Company’s Board has adopted a Code of Business Conduct, which was last revised in August 2023. The Code of Business Conduct prohibits any direct or indirect conflict of interest between any of our directors, officers, or employees and the Company, unless the Company grants its consent. The Code of Business Conduct requires our directors, officers, and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest. Pursuant to the Stockholders Agreement for so long as such agreement remains in effect, certain transactions between the Company and the stockholders specified therein or their affiliates will require prior approval of 66% or more of the disinterested directors of the Board. The Board reviews transactions to determine whether a transaction impairs the independence of a director, and such determination is documented in the Board’s minutes. The Code of Business Conduct is available on the Company’s website, www.kinetik.com.
Additionally, in accordance with the Related Persons Transactions Policy adopted by our Board, our management team is required to present certain transactions to the Audit Committee for review and approval. For more information, see “Policies with Respect to Related Party Transactions” above.
Transactions Entered Into in Connection With the Transactions
On October 21, 2021, the Company and Altus Midstream LP, a Delaware limited partnership and subsidiary of the Company (by name change, now known as Kinetik Holdings LP and defined herein as the “Partnership”) acquired all of the equity interests in BCP and BCP GP (such acquisition and the related transactions are referred to herein as the “Transactions”). In connection with the consummation of the Transactions, the Company and the Partnership changed their names to Kinetik Holdings Inc. and Kinetik Holdings LP, respectively. The Company also entered into several agreements in connection with the Transactions which are described further below.
Amended and Restated Stockholders Agreement
In connection with the closing of the Transactions, the Company entered into the Stockholders Agreement with Apache, Apache Midstream, Contributor, the BX Holders, ISQ, and for the limited purposes set forth therein, BCP. For a description of the Stockholders Agreement, please see the “General Information” section above. The Stockholders Agreement terminated with respect to Apache and Apache Midstream following an underwritten secondary offering of shares by Apache Midstream in December of 2023.
Second Amended and Restated Registration Rights Agreement
In connection with the closing of the Transactions, we entered into a Second Amended and Restated Registration Rights Agreement (as amended and restated, the “Registration Rights Agreement”) with Apache Midstream, the BX Holders, ISQ, and Contributor (collectively, with their respective permitted transferees, the “Principal Holders”) and certain individual holders party thereto (the “Existing Holders” and, together with the Principal Holders, the “Holders”).
The Registration Rights Agreement amended and restated the existing Amended and Restated Registration Rights Agreement, dated November 9, 2018, among Altus Midstream Company (“Altus”), Kayne Anderson Sponsor, LLC, and Apache Midstream, and requires the Company to register for resale (i) the private placement warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of such private placement warrants) held by any Existing Holders, (ii) any outstanding shares of Class A Common Stock or any other equity security (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company owned by any Holder as of the date of the Registration Rights Agreement, (iii) the shares of Class A Common Stock issued or issuable upon the redemption or exchange of any common units representing limited partnership interests (“Common Units”) of the Partnership, and Class C Common Stock owned by any Holder, in each case in accordance with the terms of the Partnership’s partnership agreement, (iv) any shares of Class A Common Stock issued or issuable upon the exercise of any warrants held by Apache Midstream, (v) any other equity security of the Company issued or issuable with respect to any registrable security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation,

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or reorganization, (vi) the shares of Common Stock, if any, issued to Apache Midstream in connection with the earn-out consideration pursuant to the Contribution Agreement dated August 8, 2018 among Altus, the Partnership, Apache Midstream, and the other parties thereto, and (vii) any shares of Class A Common Stock issued to any Holder in connection with the Reinvestment Agreement (as defined below). The Registration Rights Agreement terminated with respect to Apache Midstream following an underwritten secondary offering of shares by Apache Midstream in March of 2024.
Dividend and Distribution Reinvestment Agreement
In connection with the closing of the Transactions, we entered into a Dividend and Distribution Reinvestment Agreement (the “Reinvestment Agreement”) with the Partnership, Apache, Apache Midstream, ISQ, the BX Holders, Contributor, and certain other individuals associated with Contributor (collectively, the “Reinvestment Holders”). Under the Reinvestment Agreement, each Reinvestment Holder was obligated to reinvest at least 20% of all distributions on Common Units or dividends on shares of Class A Common Stock in the Company’s Class A Common Stock. For the calendar year 2023, the Audit Committee resolved that 100% of all distributions or dividends received by each Reinvestment Holder would be reinvested in shares of Class A Common Stock. The Reinvestment Agreement terminated automatically on March 8, 2024.
On July 12, 2024, the Company filed a Registration Statement on Form S-3 registering 15,000,000 shares of Class A Common Stock reserved for issuance under the Company’s Dividend Reinvestment Plan (the “Plan”), which provides all other holders of Class A Common Stock the optional right to reinvest all or part of any dividends on shares of Class A Common Stock held by such holder on substantially the same terms as the Reinvestment Holders.
Transactions with Apache
Midstream Service Agreements
The Company is contracted to provide gas gathering, compression, processing, treating, transmission, and natural gas liquids transmission services pursuant to acreage dedications provided by Apache. In accordance with the terms of these agreements, the Company receives prescribed fees and commodity-based compensation based on the type and volume of product for which the services are provided. The agreements, with the exception of the Alpine High Gas Processing Agreement, are effective for primary terms ranging from approximately ten to 13.8 years and ending between August 31, 2029 and October 31, 2032. The primary terms will automatically extend in accordance with the terms of the contracts unless Apache provides prior written notice of its election not to extend. The Company entered into a new Alpine High Gas Processing Agreement with Apache with an effective date of September 1, 2021, which superseded the prior agreement. The prior referenced contractual periods, except for the effective date of the new Alpine High Gas Processing Agreement, remain unchanged. For the year ended December 31, 2024, Kinetik received $70.0 million from Apache related to the midstream service agreements.
Lease Agreements
In connection with the closing of Altus’s initial business combination, Altus entered into an operating lease agreement with Apache, relating to the use of certain office buildings, warehouse, and storage facilities located in Reeves County, Texas. Under the terms of the lease agreement, the Company paid to Apache on a monthly basis the sum of a base rental charge plus operating expenses. The Company subleases office space from Apache through October 31, 2029, for which the Company pays base rent plus operating expenses as defined in the sublease. Kinetik incurred total expenses of $0.5 million for the year ended December 31, 2024 related to these agreements.

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The Company is a party to an operating lease agreement with Apache related to the use of certain compressors. Apache pays fixed monthly lease payments, in addition to a monthly fee for Kinetik to operate and maintain the compressors under lease. The agreement is in effect until December 31, 2025 and automatically extends on a month-to-month basis unless either party cancels the agreement. Additionally, the Company is a party to three agreements to provide operating and maintenance services for Apache’s compressors and Kinetik owned compressors in exchange for a fixed monthly fee per compressor serviced. The operations and maintenance agreements terminated in September 2023 and January 2024. Kinetik recorded income related to these agreements of $2.4 million for the year ended December 31, 2024.
Information About Our Executive Officers
The following individuals currently serve as executive officers of the Company:

Name	Position

Jamie Welch	Chief Executive Officer and President and Director
Matthew Wall	EVP, Chief Operating Officer
Steven Stellato	EVP, Chief Accounting and Chief Administrative Officer
Anne Psencik	Chief Strategy Officer
Trevor Howard	SVP & Chief Financial Officer
Lindsay Ellis	General Counsel, Chief Compliance Officer and Secretary
Biographical information for Mr. Welch is set forth above under the “Proposal 1. Election of Directors—Nominees for Election as Directors” section.
Matthew Wall, 42, has served as our Chief Operating Officer since February 2022. Prior to the Transactions, he served as Chief Operating Officer of BCP GP since May 2019 and Vice President, Operations from July 2017 until May 2019. His industry experience has focused on midstream gas gathering and processing design and commissioning, as well as on operational support engineering. He is responsible for the safe, reliable and efficient operation of BCP GP’s measurement, gathering and processing facilities. Prior to joining BCP GP, Mr. Wall served as Manager of Engineering at Aka Energy Group LLC from April 2014 to June 2017. Prior to Aka Energy, Mr. Wall was a Sr. Process Engineer at BCCK Engineering, responsible for process design and commissioning for the company’s EPC projects. His career in midstream began as a Project Engineer at Southern Union Gas Services. Mr. Wall received a B.S. in Chemical Engineering from Texas Tech University.
Steven Stellato, 50, has served as our Executive Vice President, Chief Accounting and Chief Administrative Officer since February 2022. Prior to February 2022, Mr. Stellato served as Executive Vice President, Chief Administrative Officer and Chief Accounting Officer of BCP GP from July 2017 until February 2022. In this capacity, he oversees numerous functions including our Corporate Communications, Human Resources, IT and Insurance/Risk Management functions. He has significant experience leading teams in accounting, finance, treasury, tax and mergers and acquisitions. Prior to joining BCP GP in July 2017, Mr. Stellato served as Vice President and Chief Accounting Officer of CST Brands and CrossAmerica Partners from June 2015 to June 2017. He also served as Vice President and Controller of Energy Transfer Partners, LP for six years. Prior to joining Energy Transfer, he was a Senior Manager with the public accounting firm KPMG, where he focused on clients in the energy industry. Mr. Stellato is a Certified Public Accountant and holds the CGMA designation, as well as a B.B.A. in Accounting from the University of Texas at San Antonio.

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Anne Psencik, 62, has served as our Chief Strategy Officer since February 2022. Prior to February 2022, she served as the Chief Strategy Officer of BCP GP, a position she has held since July 2019. With over 30 years of experience in the oil and gas industry, Ms. Psencik has a proven track record of management and leadership in midstream business development, trading, and engineering and construction. Prior to joining BCP GP, Ms. Psencik ran her own consulting business from May 2016 to July 2019 providing strategic development on midstream projects for Crestwood Equity Partners, Momentum Midstream and BCP GP with primary focus in the Permian Basin. She also was a part of the executive team at TEJAS NGL, LLC and held positions as SVP Midstream Business Development for Continuum Energy, LLC, Director of Midstream and Marketing for AEP-LP, Manager of Business Development for Harvest Pipeline, VP Commercial Development for Buckeye Pipeline Partners, VP of Gulf Coast Trading for Aquila, VP of Risk Management Natural Gas for Enterprise Products, LP, and VP of Marketing and Trading for TEJAS NGL, LLC. Early in her career, Ms. Psencik served as a Field Supervisor for Schlumberger and designing and constructing pipelines at ConocoPhillips. Ms. Psencik graduated from The University of Texas at Austin (1986) with a B.S. in Petroleum Engineering.
Trevor Howard, 34, has served as Senior Vice President and Chief Financial Officer since August 2023, where he oversees corporate financial planning and analysis, financing execution, and corporate development. Mr. Howard served as the Vice President of Finance from March 2020 to July 2023, where he was responsible for developing and directing the Company’s analytical and financial plans, research and underwriting, and structuring of investment opportunities at Kinetik. Prior to joining Kinetik, Mr. Howard was an Investment Professional at Glenview Capital Management’s long/short equities group and a Senior Associate at Blackstone’s private equity group. Prior to joining Blackstone, he was an Analyst at Barclays in their Investment Banking Global Natural Resources group. He holds a Masters in Professional Accounting and Bachelors of Business Administration in Accounting from the University of Texas at Austin’s McCombs School of Business.
Lindsay Ellis, 38, has served as the General Counsel, Chief Compliance Officer, and Corporate Secretary of Kinetik Holdings Inc. since February 2025. Ms. Ellis previously served as the Deputy General Counsel and Corporate Secretary from 2022 until February 2025 and as the Associate General Counsel at BCP GP from 2019 until 2021. From 2021 until 2022, Ms. Ellis served as the General Counsel and Secretary of Archaea Energy Inc. and as a consultant thereafter. From 2018 to 2019, Ms. Ellis practiced corporate law at Gibson, Dunn & Crutcher LLP representing public and private companies in capital markets offerings and mergers and acquisitions. Prior to joining Gibson Dunn, Ms. Ellis served as the Associate General Counsel at Rice Energy Inc. and Rice Midstream Partners LP from 2015 until Rice Energy Inc.’s merger with EQT Corporation in 2017. From 2012 through 2015, Ms. Ellis practiced corporate law at Vinson & Elkins LLP serving public and private companies, primarily in the oil and natural gas industry. Ms. Ellis received a BA in Political Science and Communication Studies from Southwestern University and a Doctor of Jurisprudence from the University of Houston Law Center.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis reviews the compensation policies and programs for our Principal Executive Officer and Principal Financial Officer, and our three next most highly paid executive officers during 2024 as determined under the rules of the SEC. These individuals are collectively referred to as our “named executive officers” or “NEOs.”
Executive Summary
2024 Named Executive Officers
During 2024, our NEOs were:

Name	Position

Jamie Welch	Chief Executive Officer and President (Principal Executive Officer)
Matthew Wall	Executive Vice President and Chief Operating Officer
Steven Stellato	Executive Vice President, Chief Administrative Officer and Chief Accounting Officer (Principal Financial Officer)
Todd Carpenter*	General Counsel, Assistant Secretary and Chief Compliance Officer
Anne Psencik	Chief Strategy Officer
*Mr. Carpenter retired from the Company on February 28, 2025.
Compensation Objectives
The objectives of the compensation program for the NEOs are to attract, motivate and retain talented individuals who are committed to achieving our long-term strategic objectives and creating stockholder value. Our compensation program is not only designed to align the incentives of our executives with our stockholders’ interests, but also to promote the achievement of key corporate performance measures as determined by the Compensation Committee each year.
Summary of 2024 Executive Compensation Practices
The Compensation Committee strives to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay-for-performance philosophy. Our executive compensation program received 99.7% stockholder support at the 2024 annual meeting of stockholders. The Compensation Committee made all material 2024 compensation decisions for our NEOs in the first quarter of 2024, prior to the 2024 say on pay vote, but we believe that no changes were warranted to the program based on the high level of stockholder support.
99%
Stockholder Support

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We strive to maintain judicious governance standards and compensation practices by regularly reviewing best practices. We incorporated many best practices when forming our 2024 compensation program for the NEOs, including the following:

What We Do
✓	Provide that the vast majority of NEO compensation is at risk and variable and in the form of annual incentive and long-term incentive awards.
✓	Require that all annual equity awards have a minimum of three years before any initial vesting.
✓	Emphasize long-term performance by granting at least 50% of NEO (75% of CEO) long-term incentive awards in the form of performance-based equity.
✓	Prohibit employees from short selling, pledging, or hedging our securities.
✓	Utilize equity ownership guidelines for executive officers and directors.
✓	Recommend an annual advisory vote on executive compensation in order to provide stockholders with a frequent opportunity to give feedback on compensation programs.
✓	Provide for “double trigger” severance benefits in the event of a change of control and qualifying termination.
✓	Engage an independent compensation consultant, Meridian Compensation Partners (“Meridian”), to assess our practices.

What We Don’t Do
✗	Automatically increase salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics.
✗	Pay guaranteed or multi-year cash bonuses.
✗	Provide significant perquisites.
✗	Provide Section 280G or 409A tax gross-ups.
✗	No single-trigger change in control protections in 2024 and future long-term incentive plan grants.
Pay-for-Performance Compensation Structure
The components of our 2024 compensation program for our NEOs consisted primarily of the following:

Component	Performance Period	Objective	Performance Measurement Methodology for 2024

Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	Reviewed annually and set based on competitive and internal considerations

Annual Incentive Awards	Annual	Rewards achievement of annual financial and other objectives, subject to meeting individual performance expectations	Based on performance objectives established by the Compensation Committee during the first quarter of 2024

Equity Awards	Long-Term	Aligns compensation with long-term retention goals, shareholder return performance and multi-year performance goals	Annual grants with a three or four year vesting period

To help retain and motivate our NEOs, our Compensation Committee aims to offer competitive compensation packages through a mix of cash (including variable, performance-based cash awards) and long-term, equity-based incentives. The Compensation Committee does not have any formal policies for allocating total compensation among the various components. Instead, the Compensation Committee uses its judgment to establish an appropriate balance of short-term and long-term compensation for each NEO. The balance may change from year to year based on corporate strategy, financial performance and non-financial objectives, among other considerations.

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Process for Determining 2024 NEO Compensation
Role of the Compensation Committee
The Compensation Committee oversees our executive compensation and employee benefit programs. The Compensation Committee recommends, and the Board approves, all compensation decisions relating to our NEOs, including individual pay levels, annual incentive plan performance goals and outcomes, target annual incentive awards (as defined below) and annual equity grants. As part of their review, the Compensation Committee solicits input from the Chief Executive Officer and the Compensation Committee’s independent consultant.
Role of Independent Compensation Consultant
The Compensation Committee engaged Meridian as its independent compensation consultant for 2024 to assist the Compensation Committee with its responsibilities related to our executive officer and director compensation programs. Representatives of Meridian attend Compensation Committee meetings as requested and communicate with the members of the Compensation Committee between meetings. Meridian provides no services to management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee, and the Compensation Committee makes all decisions regarding the compensation of our NEOs and directors. Meridian reports directly to the Compensation Committee, and all work conducted by Meridian for us is on behalf of the Compensation Committee. The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2024 did not give rise to any conflicts of interest.
Role of our Chief Executive Officer and Senior Management
Our Chief Executive Officer, Chief Accounting and Administrative Officer, and General Counsel regularly interact with the Compensation Committee and its Chair to suggest and discuss executive compensation structures and programs. Our Chief Executive Officer makes recommendations for the individual NEO short-term incentive awards for 2024 (referred to herein as “annual incentive awards”) and equity incentive awards for the NEOs and other personnel (other than himself).
Competitive Benchmarking and Peer Group
Each component of executive compensation is compared, measured, and evaluated against a peer group of companies. The Compensation Committee approves the peer group and periodically reviews and updates the companies included in that group.
The 2024 executive compensation peer group (the “2024 Peer Group”) was approved by the Compensation Committee at the August 2023 meeting and reflects the addition of Genesis Energy, L.P. to the peer group approved by the Compensation Committee for 2023. The 2024 Peer Group is composed of the companies listed below, which are primarily midstream oil and natural gas companies, selected based on size, complexity, and the quality of publicly available data with respect to these companies.
When setting 2024 target compensation levels for our NEOs, the Compensation Committee did not target any element of compensation, or overall compensation, to a particular benchmark level of the 2024 Peer Group. Rather, the Compensation Committee used the 2024 Peer Group data as one of several factors including, individual skills, experience, expertise and performance, it took into account when it evaluated and set each element of our executive compensation program. Consideration of peer data helps to ensure that our compensation program is competitive with the market, which allows us to attract and retain executive officers with the requisite talent and experience to help us achieve our short- and long-term goals.

Western Midstream Partners, LP	DCP Midstream, LP	Antero Midstream Corporation
Magellan Midstream Partners, L.P.	EnLink Midstream, LLC	NuStar Energy L.P.
Equitrans Midstream Corporation	DT Midstream, Inc.	Crestwood Equity Partners LP
Genesis Energy, L.P.

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Risk Assessment of Compensation Plans for NEOs
We believe that our compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our named executive officers and other employees to focus on both short-term and long-term strategic goals, thereby creating an ownership culture and helping to align the interests of our employees and our stockholders. Accordingly, our compensation program is balanced between short-term and long-term incentive compensation. Short-term incentive compensation is paid annually, but is dependent on satisfying quantitative and qualitative factors established by the Compensation Committee each year.
Overall, we believe that the balance within our compensation program results in an appropriate compensation structure for the Company, and that the program does not pose risks that could have a material adverse effect on our business or financial performance.
2024 NEO Compensation
Base Salaries
Base salaries serve to provide fixed cash compensation to our NEOs for performing their ongoing responsibilities. In February 2024, the Compensation Committee set each NEO’s base salary, taking into account a number of factors, including 2024 Peer Group data, each executive’s experience, individual and Company performance, and other individual or organizational circumstances, including the current market and business environment. In setting base salaries for 2024, the Compensation Committee concluded that salary increases were warranted for all employees, including our NEOs. Based on these considerations, the Compensation Committee approved raises to the base salaries for each NEO as shown in the table below. Such raises became effective January 1, 2024.

Named Executive Officer	2023 Annual Base Salary	2024 Annual Base Salary	2024 Percentage Increase

Jamie Welch	$676,000	$720,000	7%
Matthew Wall	$416,000	$460,000	11%
Steven Stellato	$416,000	$445,000	7%
R. Todd Carpenter	$416,000	$432,000	4%
Anne Psencik	$416,000	$432,000	4%

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Annual Incentive Awards
In February 2024, the Compensation Committee, after consultation with Meridian, approved the 2024 annual incentive program, which is intended to reward achievement relative to annual financial, operational and individual performance objectives. The Compensation Committee specifically approved increases to the target annual incentive awards for Mr. Welch and Mr. Wall as compared to the 2023 annual incentive program to better align their target cash compensation with market practices while ensuring a significant portion of their compensation remains at risk and performance-based. The target 2024 annual incentive awards (expressed as a percentage of base salary) for the NEOs were established by the Compensation Committee based on the level of responsibility and ability to impact our overall results, as well as consideration of the 2024 Peer Group pay levels, and are reflected in the table below:

NEO	2023 Target Annual Incentive (% of Base Salary)	2024 Target Annual Incentive (% of Base Salary)

Jamie Welch	100%	122%
Matthew Wall	90%	95%
Steven Stellato	90%	90%
R. Todd Carpenter	90%	90%
Anne Psencik	90%	90%
Each NEO may earn between 0% and 200% of their target annual incentive award. If less than threshold performance is achieved with respect to a performance metric, then 0% of the target annual incentive award will be earned by the NEOs for that metric. If threshold performance is achieved with respect to a performance metric, then 50% of the target annual incentive award will be earned by the NEOs for that metric, and if maximum performance is achieved with respect to a performance metric, then 200% of the target annual incentive award will be earned by the NEOs for that metric.
2024 Quantitative Performance Metrics and Results
The Compensation Committee selected the following quantitative metrics, which are linked directly to our 2024 business plan:
•Financial Metrics: Adjusted EBITDA (as defined below), Levered Free Cash Flow (as defined blow) and Net Debt to EBITDA (as defined below) ratio. These financial metrics represent 50% of each NEO’s potential annual incentive award. The Compensation Committee believes that these measures represent key performance goals that drive shareholder value over the long term.
•Sustainability and Safety Factors: Goals with respect to methane intensity ratio, total recordable incident rate (“TRIR”), and motor vehicle incident rate (“MVIR”). These sustainability and safety factors represent 20% of each NEO’s potential annual incentive award. The Compensation Committee selected these metrics to align executive compensation opportunities with the achievement of meaningful safety and sustainability goals that are integral to the way the Company runs its business.
Based upon an evaluation of the level of achievement for the financial and sustainability and safety metrics described in the table below, the Compensation Committee determined that each NEO earned approximately 171% of their target annual incentive award with respect to the financial and sustainability and safety metrics (which constitutes 70% of their total annual incentive award).

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2024 Qualitative Performance Metrics and Results
The Compensation Committee considered certain qualitative factors based on the Company performance, which represents 30% of each NEO’s potential annual incentive award. The qualitative factors considered reflect the complexity of the Company’s business and the Compensation Committee’s desire to ensure that decision-making over the short-term remains focused on producing sustainable growth over the long term.
In its evaluation of qualitative performance metrics, the Compensation Committee considered strong corporate performance relative to corporate strategic objectives, including:

Company Positioning for 2025 and Beyond
The Company further positioned itself for continued growth and commercial success within the Northern Delaware Basin via the acquisition of Durango Permian LLC and its subsidiaries (“Durango Midstream”), which more than doubled the Company’s customer count. Additionally, the Company completed the Barilla Draw gas and crude asset acquisition from Permian Resources, expanding operations in the Texas Delaware Basin.

Commercial Successes
The Company entered into and restructured key long-term commercial agreements that strengthened relationships with customers and provided economic benefits. The Company secured a 15-year gas gathering and processing agreement in Eddy County, New Mexico, with one of its largest customers. Additionally, the Company expanded a commercial agreement with a major customer in Lea County, New Mexico, by increasing the minimum volume commitment and providing additional gas treating services. The Company completed the sale of its equity interest in the Gulf Coast Express Pipeline LLC and secured a $30 million earnout. The Company also acquired an additional 12.5% equity interest in EPIC Crude Holdings LP and facilitated an increased volume commitment and term extension by one of the pipeline partners. Furthermore, the Company executed a first-of-its-kind CO2 sales agreement with Infinium and received EPA approval of the Monitoring, Reporting and Verification Plan for the Maljamar and Dagger Draw processing facilities in New Mexico.

Total Shareholder Return (“TSR”)	The Company’s TSR on an absolute and relative basis, including the absolute return of 74.8%, was well above the median performance of the Company’s 2024 peer group.

Balance Sheet Management and Credit Ratings	The Company secured an extension of its Term Loan A facility through December 2026 and secured $1 million per year in interest savings through the implementation of an accounts receivable securitization facility. Additionally, the Company received a positive outlook from S&P.

Operational and Community Excellence
The Company completed the rich gas lateral into Lea County, New Mexico ahead of schedule. Additionally, the Company received the GPA Midstream Safety Award for 2023 (awarded in March 2024) for achieving one million hours worked without a lost time injury. In 2024, the Company also logged over 400 volunteer hours.

Based on the evaluation of these items, the Compensation Committee determined an achievement level of 200% with respect to the qualitative metrics of the NEOs’ annual incentive awards (which constitutes 30% of their total annual incentive award).
Final Performance Metrics and Results
The Compensation Committee initially set the performance goals with respect to the 2024 annual incentive awards in February 2024. Targets for the annual incentive awards are set at aggressive levels that are intended to require significant effort to achieve. In connection with the Company’s acquisition of Durango Midstream in September 2024, the Company increased certain metrics, including Adjusted EBITDA (as defined below) and Levered FCF (as defined below), to account for the acquisition. The threshold,

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target, and maximum performance goals for the 2024 annual incentive awards are reflected in the table below. During the fourth quarter of 2024 the Compensation Committee approved a payout at 100% of the NEO’s target awards based on management’s forecasted results with respect to the annual incentive award performance metrics. The Compensation Committee then certified the actual performance of the annual incentive awards at 180% of target during the first quarter of 2025, which resulted in an additional payout at 80% of the NEOs target award. In summary, the Compensation Committee certified an annual incentive award payout to each NEO equal to 180% of their respective 2024 target annual incentive award.

		Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	2024 Actual Performance	Percent of Target Metric Earned	Weight	Percent of Target Bonus Earned

Financial	50%	Adjusted EBITDA ($mm)(1)	$940.0	$960.0	$980.0	$971.0	156%	20%	31.1%
		Levered FCF ($mm)(2)	$308.7	$358.7	$408.7	$410.1	200%	15%	30.0%
		Net Debt/EBITDA(3),(4)	4.00x	3.72x	3.50x	3.56x	172%	15%	25.7%
Sustainability & Safety	20%	TRIR	1.75	1.15	0.55	0.75	167%	6.7%	11.1%
		MVIR	2.00	1.50	1.00	1.36	128%	6.7%	8.5%
		Methane Intensity	-8.00%	-13.50%	-19.00.%	-23.70%	200%	6.7%	13.3%
Qualitative	30%						200%	30%	60.0%
Total	100%								180.0%
(1)“Adjusted EBITDA” is defined as net income including noncontrolling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate earnings before interest, taxes, depreciation and amortization from our equity method investments, equity in earnings from investments recorded using the equity method, share-based compensation expense, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA is adjusted for any divestitures and/or acquisitions not assumed in the 2024 budget. Additional information regarding calculation of Adjusted EBITDA is available in the section entitled “Reconciliation of non-GAAP financial measure” included in our Form 10-K for the fiscal year ended December 31, 2024 and in the earnings release filed by the Company on February 26, 2025.
(2)“Free Cash Flow” is defined as “Distributable Cash Flow” adjusted for growth capital expenditures, investments in unconsolidated affiliates, cash interest, and contributions in aid of construction. “Distributable Cash Flow” means Adjusted EBITDA, adjusted for the proportionate “EBITDA” from the Company’s equity method investments, cash distributions received from the Company’s equity method investments, interest expense, net of amounts capitalized, distributions to preferred unit holders and maintenance capital expenditures. “EBITDA” means earnings before interest, taxes, depreciation and amortization. Additional information regarding the calculation of Free Cash Flow is available in the earnings release filed by the Company on February 26, 2025.
(3)“Net Debt to EBITDA” is defined as “Net Debt” as of December 31, 2024 divided by the last twelve months Adjusted EBITDA. “Net Debt” is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents. Additional information regarding the calculation of Net Debt to EBITDA is available in the earnings release filed by the Company on February 26, 2025.
(4)2024 Actual Performance Net Debt to EBITDA is calculated as (i) "Net Debt" as of December 31, 2024 divided by (ii) the last twelve months Adjusted EBITDA (a) plus Durango Permian Adjusted EBITDA for the January 1, 2024 through June 24, 2024 period, (b) less Adjusted EBITDA for Kinetik's 16% equity interest in GCX for the January 1, 2024 through June 4, 2024 period, and (c) plus Adjusted EBITDA for Kinetik's 12.5% equity interest in EPIC for the January 1, 2024 through June 30, 2024 period
The Compensation Committee evaluated the overall performance of each individual NEO prior to certifying the amount of the annual incentive award earned by each NEO, and reserved the ability to adjust such earned amount upwards or downwards in light of such individual performance. For 2024, the amount of the annual incentive award earned by each NEO remained unchanged following the evaluation. Each of our NEOs elected to receive their 2024 annual incentive awards in fully vested shares of Class A Common Stock.

Kinetik Holdings Inc.	34	2025 Proxy Statement

Equity Awards
2024 Awards
The Company maintains the Kinetik Holdings Inc. 2019 Omnibus Compensation Plan (the “2019 Plan”), which provides the Company with the flexibility to grant a wide range of equity and equity-based awards and is also used as the plan pursuant to which the Company’s annual incentive award program is administered.
Long-term incentive (“LTI”) awards are intended to balance retention of our executive team and alignment of our NEOs’ interests with those of our stockholders. During the first quarter of 2024, the Compensation Committee, in consultation with Meridian, designed our 2024 equity compensation program and set the total target LTI value appropriate for each NEO, taking into account 2024 Peer Group data and each NEO’s contribution to our success, level of responsibility and experience. The Compensation Committee determined that it was appropriate to allocate a portion of each NEO’s LTI value to equity awards that would vest solely upon achievement of certain total shareholder return (“TSR”) targets. For 2024, the total targeted annual LTI value was allocated 50% to grants of time-based restricted stock units (“RSUs”) and 50% to grants of performance share units (“PSUs”) for all NEOs except Mr. Welch. Mr. Welch’s 2024 total targeted annual LTI value was allocated 25% to grants of RSUs and 75% to grants of PSUs.
The Compensation Committee reviewed and discussed the compensation data for our NEOs compared to the data for similarly situated officers in our peer group, and on February 28, 2024, the Compensation Committee approved the grant of RSUs and PSUs to each NEO, effective as of March 7, 2024.
RSUs
The RSUs granted on March 7, 2024, will generally vest in a single installment on January 1, 2027, subject to each NEO’s continued employment through such date. Following vesting, each RSU will be settled for shares of our Class A Common Stock on a one-for-one basis. Each NEO was granted the following number of RSUs: 32,282 for Mr. Welch, 16,141 for Mr. Stellato, and 15,407 for each of Messrs. Wall and Carpenter and Ms. Psencik.

Kinetik Holdings Inc.	35	2025 Proxy Statement

PSUs
Fifty percent of the PSUs granted on March 7, 2024, will generally vest based on the Company’s annualized TSR performance, and fifty percent of such PSUs will vest based on the Company’s annualized relative TSR performance as compared to the annualized TSR performance of each of the peers in the performance peer group, in each case, over the three-year period commencing on January 1, 2024 and ending on December 31, 2026, subject to each NEO’s continued employment through such date. The performance peer group applicable to the relative-TSR based PSUs is listed below:

Antero Midstream Corporation	Equitrans Midstream Corporation	ONEOK, Inc.
DT Midstream, Inc.	Hess Midstream LP	Plains All American Pipeline, L.P.
Energy Transfer LP	Kinder Morgan, Inc.	Targa Resources Corp.
Enlink Midstream LLC	MPLX LP	The Williams Company, Inc.
Enterprise Product Partners L.P.	NuStar Energy L.P.	Western Midstream Partners, LP
The percentage of PSUs that become earned may range from 0% to 200% of the target number of PSUs granted. Each NEO was granted the following number of target PSUs: 101,419 for Mr. Welch, 16,903 for Mr. Stellato, and 16,134 for each of Messrs. Wall and Carpenter and Ms. Psencik.
Please see the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” below for more information on the number and value of RSUs and PSUs awards granted to our NEOs during 2024.
Consideration Allocation Shares
In connection with the closing of the Transactions in February 2022, the outstanding BCP incentive units held by each of our NEOs were cancelled and exchanged for shares of Class A Common Stock (“Class A Shares”) and Class C Common Stock and Common Units (collectively, the “Class C Shares”). Together, the Class A Shares and Class C Shares are referred to herein as the “Consideration Allocation Shares.”
The Consideration Allocation Shares are held in escrow and are released to the holders when the applicable vesting conditions are satisfied in order to assist with post-Transaction retention. The Class A Shares held by each of the NEOs other than Mr. Welch were subject to a three-year cliff vesting schedule and vested on February 25, 2025. Certain Class A Shares held by Mr. Welch are subject to time and performance-based vesting criteria, including the achievement of a multiple on invested capital (“MOIC”) performance threshold and continued service through a four-year vesting period. Mr Welch’s Class C Shares and Class A Shares not subject to the MOIC are subject to a four-year cliff vesting schedule and require continued service through the vesting date. Once vested, the Class C Shares may be redeemed and cancelled in exchange for shares of our Class A Common Stock (or an equivalent amount of cash). Mr. Welch’s Consideration Allocation Shares vest on February 25, 2026.
The Consideration Allocation Shares contributed to lower salary and annual incentive targets for 2022 and 2023 for the NEOs, which the Compensation Committee aimed to align closely with market levels in 2024.
Severance, Change in Control and Other Benefits Matters for NEOs
Executive Severance Plan
On February 28, 2024, the Compensation Committee adopted the Kinetik Holdings Inc. Executive Severance Plan (the “Severance Plan”) and a form of participation agreement under the Severance Plan. Each of our NEOs participates in the Severance Plan as a “Tier 1 Executive” (as defined in the Severance Plan).

Kinetik Holdings Inc.	36	2025 Proxy Statement

Under the Severance Plan, upon termination of an NEO’s employment by the Company without “Cause” or due to the NEO’s resignation for “Good Reason” outside the “Change in Control Period” (such quoted terms as defined below), the NEO will be eligible to receive the following severance payments:
a.A lump sum cash payment in an amount equal to the product of (x) an amount equal to nine weeks of (i) the NEO’s annualized base salary then in effect and (ii) their target annual cash bonus for the year of termination (“Base/Bonus Compensation”) and (y) the number of years that the NEO has been continuously employed by the Company or an affiliate of the Company (the “Non-CIC Severance Payment”). The Non-CIC Severance Payment shall in no event be in an amount equal to less than nine weeks or greater than 52 weeks of the NEO’s Base/Bonus Compensation; and
b.A lump sum cash payment in an amount equal to the full amount (including the employer and employee premium) required to effect and continue group health plan coverage for a period of 36 months at active employee rates (the “Medical Benefit”).
Under the Severance Plan, upon termination of an NEO’s employment by the Company without Cause or due to the NEO’s resignation for Good Reason that occurs within the Change in Control Period, the NEO will be eligible to receive the following severance payments and benefits:
a.A lump sum cash payment equal to (x) two and one-half times the (i) NEO’s annualized base salary then in effect and (ii) their target annual cash bonus for the year of termination plus (y) a prorated annual cash bonus for the year of termination based on the Company’s actual performance;
b.The Medical Benefit;
c.A lump sum cash payment equal to the amount of the Company’s matching or other employer contributions under the 401(k) defined contribution plan and health savings account in which the NEO participates immediately prior to his or her termination of employment that such NEO would have received had his or her employment continued for 30 months;
d.Outplacement services not to exceed a total of $75,000; and
e.Accelerated vesting of all unvested equity-based awards granted pursuant to the 2019 Plan (for performance-based awards, based on the greater of target and actual performance as of the date of the Change in Control) and the extent any equity-based awards granted under the 2019 Plan contain different terms, the terms and conditions of the applicable document that provides the NEO with the most favorable treatment controls.
Under the Severance Plan, upon termination of the NEO’s employment due to the NEO’s death or “Disability” (as defined below) at any time, the NEO will be eligible to receive the following severance payment and benefits:
a.The Medical Benefit; and
b.A lump sum cash payment equal to a prorated annual cash bonus for the year of termination based on the Company’s actual performance.
In order to receive any of the foregoing severance payments or benefits under the Severance Plan, an NEO (or the executor of such NEO’s estate or the NEO’s legal guardian, as applicable) must timely execute (and not revoke) a general release of claims in favor of the Company and its affiliates. Further, the Severance Plan requires continued compliance with certain confidentiality, non-solicitation, ownership of intellectual property, non-disparagement, and post-termination cooperation covenants. If the severance payments and benefits under the Severance Plan would trigger an excise tax for a participant under Section 4999 of the Internal Revenue Code of 1986, as amended, the Severance Plan provides that an NEO’s severance payments and benefits will be reduced to a level at which the excise tax is not triggered, unless the NEO would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

Kinetik Holdings Inc.	37	2025 Proxy Statement

For purposes of the Severance Plan, the following terms have the following meanings:
1.“Change in Control” generally means the occurrence of any of the following events:
a.Any one person or more than one person acting as a group acquires beneficial ownership of more than fifty percent (50%) of the voting power of the Company’s outstanding capital stock
b.A merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the person resulting from such merger or consolidation; or
c.A direct or indirect sale or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets, other than to an entity, at least fifty percent (50%) of the combined voting power of the then-outstanding voting securities of such entity are owned by stockholders of the Company immediately prior to such sale.
2.“Change in Control Period” means the period beginning on the date that a Change in Control occurs and ending on the date that is 24 months following the date that such Change in Control occurs.
3.“Disability” generally means the NEOs inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
4.“Cause” generally means that the NEO has: (a) failed or refused to comply with a directive of the Board consistent with such NEO’s then-current position, after the Company has provided such NEO with both written notice and an opportunity to perform, (b) abused drugs or alcohol such that it has adversely impacted such NEO’s job performance, (c) been convicted of or pled nolo contendere to a felony or a crime of moral turpitude, (d) committed an act of dishonesty that adversely impacted the Company or any of its affiliates, (e) materially violated any Company policy provided to such NEO in writing, or (f) violated the terms of the Severance Plan or any restrictive covenant agreement between the NEO and the Company.
5.“Good Reason” generally means (a) a material diminution in the NEO’s title, duties, responsibilities or level of authority, (b) a material reduction in the NEO’s annualized base salary, annual cash bonus opportunity and target short-term or long term equity incentive opportunity, as applicable, or (c) a change in the principal location of the NEO’s services outside of the principal location of the NEO’s services as of the date of the effective date of the Severance Plan, in each case, without the NEO’s prior written approval. The NEO must provide the Company with written objection to an action constituting “Good Reason” within 90 days of such action and allow the Company 30 days following such notice to cure such action or obtain the NEO’s written consent to such action. The NEO’s termination of employment must occur within 180 days after the initial occurrence of the condition specified in such notice.
The first prong of the “Change in Control” definition above comprises the “Change of Control” definition under the 2019 Plan; however, given the fact that the 2019 Plan was inherited from Altus, the Compensation Committee felt it was appropriate to reevaluate the Change in Control definition under the Severance Plan. After reviewing analogous definitions commonly used in the industry, including those utilized by the Company’s peers, the Compensation Committee determined that it was appropriate to add the second and third prongs to the definition contained in the Severance Plan. The second and third prongs address different transaction structures that would arguably not be covered by the first prong, but that the Compensation Committee believes are intended to constitute a Change in Control given that all three prongs would result in the Company’s current shareholders owning less than fifty percent (50%) of the Company’s (or the applicable successor’s) securities after giving effect to the applicable transaction. The Compensation Committee reasoned that the additional level of detail would eliminate uncertainty and provide clarity in the context of a potential transaction. In addition, the vast majority of the Company’s peers utilize analogous definitions that contain all three prongs.

Kinetik Holdings Inc.	38	2025 Proxy Statement

Other Benefits for NEOs
We offer a comprehensive array of benefits to our employees, including our NEOs. These benefits are offered in order to attract and retain employees. Subject to the terms of any applicable plans, policies or programs, each NEO is entitled to receive employee benefits, including any and all vacation, retirement, disability, group life, accident and health insurance as we may provide from time to time to salaried employees generally, and such other benefits as the Compensation Committee may from time to time establish for the NEOs.
We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code whereby employees, including our NEOs, are allowed to contribute a portion of their base salaries to a tax-qualified retirement account. We provide a non-elective contribution of 5% to all 401(k) plan participants. The contributions made on behalf of our NEOs for fiscal 2024 are disclosed in the “All Other Compensation” column and Footnote 4 to the Summary Compensation Table.
Limited Perquisites
We believe the total mix of compensation and benefits provided to our NEOs is currently competitive. Therefore, perquisites do not play a significant role in our NEOs’ total compensation.
Other Compensation Practices and Policies
Clawback Policy
We adopted the Kinetik Holdings Inc. Clawback Policy (the “Clawback Policy”), effective as of October 2, 2023. The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to cause the Company to recover the amount of any incentive compensation granted, awarded or paid to a covered employee within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements (subject to certain limited exceptions). Each executive officer, including our NEOs and certain former executive officers, are considered “Covered Persons” for purposes of the Clawback Policy.
Stock Ownership Policy
We adopted the Kinetik Holdings Inc. Executive Stock Ownership and Retention Guidelines (the “Stock Ownership Policy”) applicable to the executive officers of the Company with the goal of aligning the interests of such executive officers with those of our stockholders. The ownership requirements are as follows:

Title	Required Ownership

Chief Executive Officer	6x base salary
All other Executive Officers	3x base salary
The Compensation Committee will review on an annual basis the ownership levels of executive officers. In determining ownership levels, we include Class A Common Stock owned outright by the executive officer, unvested time-based full value equity awards, including restricted shares and restricted stock units, Class A Common Stock owned jointly by the executive officer and his or her spouse, Class A Common Stock held in a trust established by the executive officer for the benefit of the executive officer and/or family members, and Class A Common Stock credited to the executive officer’s qualified, non-qualified and/or deferred compensation plan accounts. We do not include unexercised stock options or stock appreciation rights or unearned performance share units in determining ownership levels.

Kinetik Holdings Inc.	39	2025 Proxy Statement

Executive officers are expected to achieve their requisite ownership levels within five years of the later of (i) April 1, 2024 and (ii) the applicable date of hire, promotion or salary increase for the executive. If an executive officer is not in compliance with the Stock Ownership Policy, the Compensation Committee may consider such non-compliance in connection with a compensation decision, promotion opportunities and other related events. Each NEO was in compliance with the Stock Ownership Policy as of December 31, 2024.
Say on Pay Vote
Since our stockholders voted at the 2024 annual meeting of stockholders to hold a non-binding advisory vote on the compensation of our named executive officers annually, we will be holding a non-binding advisory vote on the compensation of our NEOs at our 2025 annual meeting on May 19, 2025. We value the opinions of our stockholders, and as discussed above, the Compensation Committee and Board considered the results of the 2024 advisory say on pay when confirming its approach with respect to the 2024 executive compensation program and will consider the outcome of future stockholder advisory votes, including the vote which will take place at our 2025 annual meeting, when we make compensation decisions for our named executive officers going forward.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Kevin McCarthy
David Foley
Laura Sugg

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Summary Compensation Table
The table below summarizes the compensation provided to our NEOs for services rendered to the Company and its subsidiaries during fiscal years 2024, 2023 and 2022. For each of Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik, the amounts specified in the table below for the fiscal year 2022 set forth compensation earned by each such NEO from February 22, 2022 (the date of the closing of the Transactions and each such NEO’s appointment as an officer of the Company) to December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Jamie Welch President and Chief Executive Officer	2024	720,000	475,200	4,866,103	1,108,800	73,501	7,243,604
	2023	676,000	237,276	828,548	553,644	26,521	2,321,989
	2022	534,423			644,337	6,100	1,184,860
Matthew Wall Executive Vice President and Chief Operating Officer	2024	460,000	223,560	1,136,183	521,640	17,325	2,358,708
	2023	416,000	131,414	828,548	306,634	16,575	1,699,171
	2022	336,875			374,502	6,683	718,060
Steven Stellato Executive Vice President, Chief Administrative Officer and Chief Accounting Officer	2024	445,000	216,270	1,190,325	504,630	17,325	2,373,550
	2023	416,000	131,414	1,148,928	306,634	16,575	2,019,551
	2022	336,875			374,502	6,679	718,056
R. Todd Carpenter General Counsel and Chief Compliance Officer	2024	432,000	209,952	1,136,183	489,888	17,325	2,285,348
	2023	416,000	131,414	1,148,928	306,634	16,575	2,019,551
	2022	336,875			374,502	6,658	718,035
Anne Psencik Chief Strategy Officer	2024	432,000	209,952	1,136,183	489,888	17,325	2,285,348
	2023	416,000	131,414	1,148,928	306,634	16,575	2,019,551
	2022	336,875		817,718	374,502	6,663	1,535,758
(1)The amounts in this column represent the qualitative component of the 2024 annual incentive awards. Each of Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik elected to receive their 2024 annual incentive awards in the form of fully vested shares of Class A Common Stock rather than cash.
(2)The amounts in this column reflect the value of RSU awards and PSU awards made to our NEOs during the 2024 fiscal year, based on the aggregate grant date fair value determined in accordance with FASB ASC Topic 718. Such RSU and PSU awards were granted pursuant to the 2019 Plan. The grant date fair value of the PSU awards is based on the probable outcome of the performance conditions as of the date of grant, which was target. If the maximum amount, rather than the probable amount, were reported in the table with respect to the PSUs, the values associated with the PSUs would be as follows for each NEO: Mr. Welch, $7,456,325; Mr. Wall, $1,186,172; Mr. Stellato, $1,242,709; Mr. Carpenter, $1,186,172; and Ms. Psencik, $1,186,172.The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (which is not and shall not be deemed to be incorporated by reference herein).
(3)The amounts included in this column reflect the amount of the 2024 annual incentive awards earned by each of our NEOs based upon the Company’s achievement of objective performance metrics. Each of Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik elected to receive their 2024 annual incentive awards in the form of fully vested shares of Class A Common Stock rather than cash.
(4)Amounts reported in the “All Other Compensation” column for 2024 include $17,250 in non-elective contributions to each NEO’s 401(k) plan account. For Mr. Welch, amounts reported in the “All Other Compensation” column also includes $40,344 of discriminatory healthcare premiums paid on Mr. Welch’s behalf by the Company and $15,832 in tax equalization payments.

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Grants of Plan-Based Awards for the 2024 Fiscal Year
The following table includes information about awards granted to our NEOs during 2024.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jamie Welch	3/07/2024	02/28/2024				50,710	101,419	202,838		3,728,162
	03/07/2024	02/28/2024							32,282	1,137,941
	02/28/2024	02/28/2024	440,000	880,000	1,760,000
Matthew Wall	3/07/2024	02/28/2024				8,067	16,134	32,268		593,086
	03/07/2024	02/28/2024							15,407	543,097
	02/28/2024	02/28/2024	207,000	414,000	828,000
Steven Stellato	3/07/2024	02/28/2024				8,452	16,903	33,806		621,354
	03/07/2024	02/28/2024							16,141	568,970
	02/28/2024	02/28/2024	200,250	400,500	801,000
R. Todd Carpenter	3/07/2024	02/28/2024				8,067	16,134	32,268		593,086
	03/07/2024	02/28/2024							15,407	543,097
	02/28/2024	02/28/2024	194,400	388,800	777,600
Anne Psencik	3/07/2024	02/28/2024				8,067	16,134	32,268		593,086
	03/07/2024	02/28/2024							15,407	543,097
	02/28/2024	02/28/2024	194,400	388,800	777,600
(1)Amounts in these columns represent the threshold, target, and maximum possible values for 2024 annual incentive awards for each NEO. The actual value of 2024 annual incentive awards paid to our NEOs can be found above in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns of the Summary Compensation Table.
(2)Amounts in these columns represent the threshold, target, and maximum payouts of the PSUs granted to our NEOs during the 2024 fiscal year.
(3)Amounts in this column reflect the RSUs granted to our NEOs during the 2024 fiscal year.
(4)The amounts set forth in this column represent the grant date fair value of RSUs and PSUs granted to our NEOs in 2024 computed in accordance with FASB ASC Topic 718. Please see Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for more information regarding assumptions underlying the value of the equity awards.

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Outstanding Equity Awards at Fiscal Year-End
The table below provides supplemental information relating to outstanding stock-based awards held by each NEO as of December 31, 2024. Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik hold Class A Shares (and, in the case of Mr. Welch, Class C Shares) that they received as consideration for their outstanding BCP incentive units that were cancelled effective as of the closing of the Transactions.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)

Jamie Welch	325,566(2)	18,462,848
	2,319,646(3)	131,547,125
			395,416(5)	22,424,041
	26,195(6)	1,485,518
	32,282(7)	1,830,712
			101,419 (8)	5,751,471
			5,563(9)	315,484
Matthew Wall	412,424(3)	23,388,565
	26,195(6)	1,485,518
	15,407(7)	873,731
			16,134(8)	914,959
			885(9)	50,188
Steven Stellato	234,134(3)	13,277,739
	36,324(6)	2,059,934
	16,141(7)	915,356
			16,903(8)	958,569
			927(9)	52,580
R. Todd Carpenter	179,154(3)	10,159,823
	36,324(6)	2,059,934
	15,407(7)	873,731
			16,134(8)	914,959
			885(9)	50,188
Anne Psencik	153,546(3)	8,707,594
	24,200(4)	1,372,382
	36,324(6)	2,059,934
	15,407(7)	878,731
			16,134(8)	914,959
			885(9)	50,188
(1)The amounts in this column reflect the market value of our Class A Common Stock underlying each NEO’s outstanding equity awards, computed based on the closing price of our Class A Common Stock on December 31, 2024 (the last trading day of 2024), which was $56.71 per share. Since the Class C Shares held by Mr. Welch, once vested, may be redeemed and cancelled in exchange for shares of our Class A Common Stock, the market value reported with respect to such Class C Shares is also computed based on the closing price of our Class A Common Stock on December 31, 2024 (the last trading day of 2024), which was $56.71 per share.

Kinetik Holdings Inc.	43	2025 Proxy Statement

(2)Reflects the number of Class C Shares received by Mr. Welch on February 25, 2022. Such shares vest in full on February 25, 2026, subject to his continued employment with the Company through such date.
(3)Reflects the number of Class A Shares received by Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik on February 25, 2022. Such shares for Mr. Welch vest in full on February 25, 2026, subject to Mr. Welch’s continued employment with the Company through such date, and such shares for Messrs. Wall, Stellato, and Carpenter and Ms. Psencik vested in full on February 25, 2025.
(4)Reflects the number of RSUs granted to Ms. Psencik on November 30, 2022, under the 2019 Plan as consideration for services rendered to the Company. Such RSUs will vest in full on November 30, 2025, subject to her continued employment with the Company through such date.
(5)Reflects the number of performance-based Class A Shares received by Mr. Welch on February 25, 2022 . Such shares will become vested on February 25, 2026, if the performance goals relating to MOIC have been met as of such date or the date following February 25, 2026, on which such performance goals are met, subject to continued employment through such applicable date. The performance-based shares will either become earned or forfeited. There is no threshold, target, or maximum value associated with such shares.
(6)Reflects the number of RSUs granted to Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik on March 10, 2023, under the 2019 Plan as consideration for services rendered to the Company. Such RSUs will vest in full on January 1, 2026, subject to continued employment with the Company through such date.
(7)Reflects the number of RSUs granted to Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik on March 7, 2024, under the 2019 Plan as consideration for services rendered to the Company. Such RSUs will vest in full on January 1, 2027, subject to continued employment with the Company through such date.
(8)Reflects the target number of PSUs granted to Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik on March 7, 2024, under the 2019 Plan as consideration for services rendered to the Company. Such PSUs will vest on December 31, 2026, subject to achievement of the applicable performance conditions and continued employment with the Company through such date.
(9)Reflects unvested dividend equivalents earned with respect to Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik’s outstanding PSU awards granted on March 7, 2024, which shall vest on December 31, 2026, subject to the vesting of the underlying PSU awards.
Option Exercises and Stock Vested in the 2024 Fiscal Year
The following table provides information, on an aggregate basis, about the NEOs’ equity awards that vested during the fiscal year ended December 31, 2024. None of our NEOs hold any stock option awards.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Jamie Welch	69,135	2,437,009
Matthew Wall	9,078	320,000
Steven Stellato	5,154	181,679
R. Todd Carpenter	5,127	188,496
Anne Psencik	3,912	137,898
(1)For Messrs. Welch, Wall, and Stellato, this column reflects the number of Class A Shares earned by each such NEO pursuant to dividend reinvestment rights on their Class A Shares. For Mr. Carpenter, this column reflects the number of Class A Shares pursuant to the dividend reinvestment rights on his Class A Shares, and his March 7, 2024 grant of RSUs. For Ms. Psencik, this column reflects the number of Class A Shares earned pursuant to dividend reinvestment rights on her Class A Shares and her November 30, 2022, grant of RSUs.
(2)The amounts reported in this column equal the number of shares of Class A Common Stock earned multiplied by the closing price of our Class A Common Stock on the applicable date earned, or, if the date on which such shares were earned was not a trading day, the last trading day immediately prior to such date.

Kinetik Holdings Inc.	44	2025 Proxy Statement

Pension Benefits and Nonqualified Deferred Compensation
We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.
Potential Payments Upon Termination or a Change in Control
None of our NEOs is party to an employment agreement. However, each of our NEOs may be entitled to certain benefits upon a termination of employment under the terms of their respective equity award agreements and the Severance Plan, as described in further detail above in the section entitled “Compensation Discussion and Analysis - Severance and Change of Control Benefits for NEOs” and below under “2019 Plan Awards.” The table below discloses the amount of compensation and/or other benefits due to the NEOs in the event of their termination of employment, including, but not limited to, in connection with a Change of Control, assuming the termination or respective triggering event occurred on December 31, 2024.
2019 Plan Awards
The NEOs are entitled to certain additional severance and change in control benefits that either exceed or supplement those offered under the Severance Plan, as outlined in their respective award agreements granted pursuant to the 2019 Plan. These additional protections are designed to recognize the NEOs’ strategic contributions and leadership and reinforce the Company’s commitment to retaining top executive talent while safeguarding business continuity. The description of the relevant terms of such award agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements previously filed.
•Under Ms. Psencik’s 2022 RSU award agreement (the “2022 RSUs”), if Ms. Psencik’s employment is terminated by the Company without “Cause” or due to her death or “Disability,” or upon a “Change of Control,” subject to the execution and non-revocation of a release, all outstanding unvested 2022 RSUs will become vested as of such termination of employment or “Change of Control,” as applicable.
•Under the RSU award agreements granted to the NEOs on March 10, 2023 (the “2023 RSUs”), if the employment of any of our NEOs is terminated due to the NEO’s death or “Disability”, retirement or upon a “Change of Control,” subject to the execution and non-revocation of a release, all outstanding unvested 2023 RSUs will become vested as of such termination of employment or “Change of Control,” as applicable.
•Under the RSU award agreements granted to the NEOs on March 7, 2024 (the “2024 RSUs”), if the employment of any of our NEOs is terminated:
◦Due to the NEO’s death or “Disability,” then all outstanding unvested 2024 RSUs will become fully vested; or
◦Due to the NEO’s “Retirement” or resignation for “Good Reason” absent a “Change in Control,” then subject to the NEO’s execution and non-revocation of a release, a pro-rata portion of the 2024 RSUs shall vest and be settled calculated based on (i) the number of days the NEO was employed by the Company between the date of grant and the date of the termination of the NEO’s employment divided by (ii) the total number of days between the date of grant and the vesting date of the award.
•Under the PSU award agreements granted to the NEOs on March 7, 2024 (the “2024 PSUs”), if the employment of any of our NEOs is terminated:
◦Due to the NEO’s death or “Disability,” then the NEO shall be deemed to have satisfied the service requirements with respect to the 2024 PSUs, and the 2024 PSUs shall remain outstanding (without proration) and become earned based on actual performance and achievement of the respective performance goals at the end of the performance period; or

Kinetik Holdings Inc.	45	2025 Proxy Statement

◦Due to the NEO’s “Retirement” or resignation for “Good Reason” absent a “Change in Control,” then the NEO shall be deemed to have satisfied a portion of the service requirement with respect to the PSUs, calculated based on the number of days the NEO was employed by or provided services to the Company from the date of grant and the date of such termination, and, subject to the NEO’s execution and non-revocation of a release, such pro-rata number of 2024 PSUs shall remain outstanding and become earned based on actual performance and achievement of the respective performance goals at the end of the performance period.
For purposes of the 2019 Plan, the 2023 RSUs, and the 2022 RSUs granted thereunder, “Cause” and “Disability” generally have the same definitions set forth below under “Consideration Allocation Shares,” and “Change of Control” generally means the acquisition by any one person or more than one person acting as a group of beneficial ownership of more than 50% of the voting power of the Company’s outstanding capital stock.
For purposes of the 2024 RSUs and 2024 PSUs, “Cause,” “Good Reason,” “Change of Control,” and “Disability” generally have the same meaning ascribed to such terms in the Severance Plan, and “Retirement” generally means the termination of the NEO’s employment with the Company and its affiliates due to a voluntary resignation on or after attaining age 65 and completing at least three or more full years of service with the Company (or any predecessor) or an affiliate.
Consideration Allocation Shares
In the event of a “Change of Control” or upon the respective NEO’s termination of employment (i) by the Company without “Cause,” (ii) due to the NEO’s resignation for “Good Reason,” or (iii) due to the NEO’s death or “Disability,” the restrictions on the Class A Shares and Class C Shares held by Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik will lapse and such shares shall become fully vested (and, for Mr. Welch’s performance-based Class A Shares, the performance condition will be deemed to have been met). As of the date hereof, all of the Consideration Allocation Shares, other than those held by Mr. Welch, have vested. The description of the relevant terms of such award agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements previously filed. For purposes of the restricted Class A Shares and Class C Shares, “Cause,” and “Disability” generally have the same meaning ascribed to such terms in the Severance Plan, and “Change of Control” and “Good Reason” generally have the following definitions:
•“Change of Control” generally means (a) the sale of more than 50% of the Company’s assets, outstanding Common Units or voting securities, (b) the acquisition by any one person or more than one person acting as a group of beneficial ownership of more than 50% of the voting power of the Company or the Kinetik Holdings GP LLC, (c) the Company or certain of its affiliates becoming subject to registration as an investment company pursuant to the Investment Company Act, (d) the Company ceases to directly own at least 1% of the common units of Altus Midstream LP, (e) any transfer, directly or indirectly, of the common units of Altus Midstream LP, unless such transfer would not result in the Company owning less than 50% of such outstanding units, (f) the Class A Common Stock no longer being listed or admitted to trading on a National Securities Exchange, or (g) any dissolution, liquidation or winding-up of Kinetik Holdings LP or Kinetik Holdings GP LLC.
•“Good Reason” generally means the (a) material diminution in the NEO’s title and responsibilities, (b) a material reduction in the NEO’s base salary or bonus opportunity, other than a pro rata reduction applicable to all similarly situated employees, or (c) a change in the principal location of the NEO’s services outside of the principal location of your services as of the date of the agreement, in each case, without the NEO’s prior written approval. The NEO must provide the Company with written objection to an action constituting “Good Reason” within 30 days of such action and allow the Company 30 days following such notice to cure such action or obtain the NEO’s written consent to such action.

Kinetik Holdings Inc.	46	2025 Proxy Statement

Name	Change in Control ($)	Termination without Cause or Resignation for Good Reason During the Change in Control Period ($)	Non-CIC Termination without Cause ($)	Non-CIC Resignation for Good Reason ($)	Termination Due to Death or Disability ($)

Jamie Welch
Cash Severance	0	5,196,569	1,798,444	1,798,444	1,078,444
Equity Acceleration(1)	173,919,532	7,897,661	172,438,014	174,622,091	181,817,194
TOTAL	173,919,532	13,094,231	174,232,458	176,420,535	182,895,638
Matthew Wall
Cash Severance	0	2,799,616	946,116	946,116	486,116
Equity Acceleration(1)	24,874,083	1,838,878	23,388,565	23,905,744	26,712,962
TOTAL	24,874,083	4,638,495	24,334,681	24,851,860	27,199,078
Steven Stellato
Cash Severance	0	2,659,913	867,851	867,851	422,851
Equity Acceleration(1)	15,337,673	1,926,495	13,277,739	13,819,560	17,264,169
TOTAL	15,337,673	4,586,409	14,145,590	13,592,763	17,687,019
R. Todd Carpenter
Cash Severance	0	2,641,416	892,916	892,916	460,916
Equity Acceleration(1)	12,219,757	1,838,878	10,159,823	10,677,002	14,058,636
TOTAL	12,219,757	4,480,295	11,052,740	11,569,919	14,519,552
Anne Psencik
Cash Severance	0	2,584,865	846,740	846,740	414,740
Equity Acceleration(1)	12,139,910	1,838,878	10,079,976	9,224,773	13,978,788
TOTAL	12,139,910	4,423,744	10,926,716	10,071,513	14,393,529
(1)The amounts reported in this row were calculated by multiplying the number of Class A Shares and Class C Shares, RSUs, and PSUs (including accrued, but unvested, dividend equivalents) held by each of our NEOs that would accelerate under the applicable termination or change in control scenario by $56.71, the closing price of our Class A Common Stock on December 31, 2024 (the last trading day of 2024).

Kinetik Holdings Inc.	47	2025 Proxy Statement

Director Compensation
How Our Directors Are Compensated
Our Non-Employee and Non-Affiliate Director Compensation Policy, effective as of June 30, 2022, as amended from time to time (the “Director Compensation Policy”), is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of its stockholders. No compensation is paid to employee directors or directors designated by Blackstone or I Squared. During fiscal year 2024, our non-employee director compensation consisted of the following pursuant to the Director Compensation Policy:

Type of Compensation	Value of Compensation(1),(2)

Annual Cash Retainer	$110,000
Lead Director Annual Cash Retainer	$ 30,000
Audit Committee Chair Annual Cash Retainer	$ 35,000
Compensation Committee Chair Annual Cash Retainer	$ 20,000
Governance and Sustainability Committee Chair Annual Cash Retainer	$ 15,000
Annual Equity Compensation(3)	$140,000
(1)In May 2024, the Compensation Committee, increased the annual cash retainer from $100,000 to $110,000 and annual equity compensation from $125,000 to $140,000 to better align the non-employee directors’ overall compensation with market practice and peers.
(2)All annual cash retainer amounts are paid in installments on a quarterly basis. No compensation is paid to Messrs. Foley, Munfa, Kumar, Krynak or Welch or Mses. Putterman or Cordia.
(3)The Company grants to each non-employee director, on an annual basis, fully vested RSUs under the 2019 Plan. Newly elected non-employee directors are generally expected to receive an equity grant upon joining the Board having a value of approximately $140,000.
Non-employee directors also receive reimbursement for out-of-pocket expenses they incur in connection with attending meetings of our Board of Directors or its committees. Non-employee directors are permitted, at their election, to defer settlement of their annual equity compensation or payment of their cash retainers to a future date or event. Each director is indemnified for such director’s actions associated with being a director to the fullest extent permitted under Delaware law.
Stock Ownership Requirements
To further align the interests of non-employee directors with those of stockholders, the Company adopted stock ownership requirements in the Director Compensation Policy, which provide that non-employee directors are required to own common stock of the Company equal in value to at least five times their annual cash retainer. Share equivalents (including restricted stock units and deferred stock units) are counted for purposes of meeting the stock ownership requirement. Non-employee directors must attain such ownership within five years of the date that the requirement was adopted. In February of 2024, the Director Compensation Policy was revised to require a non-employee director to retain any shares received from any equity awards upon vesting or settlement of such equity awards, less any shares tendered or withheld to satisfy tax withholding obligation, until such non-employee director has achieved those stock ownership requirements. To date, all non-employee directors, with the exception of Mr. Ordemann, who was appointed to serve as a director of the Board on April 3, 2024 (and who has until November 2028 to attain compliance), are in compliance with the Company’s stock ownership requirements.

Title	Required Ownership

Non-Employee Director	5x annual cash retainer ($110,000)

Kinetik Holdings Inc.	48	2025 Proxy Statement

Change of Control
If a non-employee director’s service is involuntarily terminated by the Company or an affiliate in connection with a Change in Control (as defined in the 2019 Plan), such non-employee director is entitled to receive an amount equal to the Annual Cash Retainer (including the Lead Director Annual Cash Retainer, as applicable) and any annual committee chair service retainer, if applicable.
2024 Director Compensation Table
The following table shows the annual retainer and fees earned by our directors for fiscal year 2024. The table also shows the aggregate grant date fair value of stock awards and other information concerning the compensation paid by us to our directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
	($)	($)(1)	($)

Deborah L. Byers	142,500	142,799	285,299
D. Mark Leland	107,500	142,799	250,299
Kevin S. McCarthy	107,500	142,799	250,299
William Ordemann(2)	81,896	142,799	224,695
Laura A. Sugg	152,500	142,799	295,299
(1)For Ms. Byers, Mr. Leland, Mr. Ordemann, and Ms. Sugg, this column reflects the grant date fair value, as computed in accordance with FASB ASC Topic 718, of fully vested RSUs granted on May 20, 2024, based on the per-share closing price of our Class A Common Stock on the date of grant. For 2024, Ms. Byers and Mr. Leland elected to defer settlement of their respective RSU awards until the termination of their respective service relationship with the Company. Mr. Ordemann elected to defer settlement of his respective RSU award until the earliest to occur of either (i) the termination of his service relationship with the Company, (ii) a change of control of the Company, or (iii) January 1, 2027. Ms. Sugg elected to defer settlement of her respective RSU award until the earliest to occur of either (i) the termination of her service relationship with the Company or (ii) a change of control of the Company. For Mr. McCarthy, this column reflects the grant date fair value, as computed in accordance with FASB ASC Topic 718, of an award of fully vested shares of Class A Common Stock granted on May 20, 2024, based on the per-share closing price of our Class A Common Stock on the date of grant. None of the directors held any unvested RSUs as of December 31, 2024.
(2)Mr. Ordemann was appointed to the Board on April 3, 2024.

Kinetik Holdings Inc.	49	2025 Proxy Statement

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the four years in the period ended December 31, 2024, 2023, 2022, 2021 and 2020. The table below summarizes the compensation values reported in the Summary Compensation Table for our principal executive officers (“PEOs”) and average for our other non-PEO Named Executive Officers (“non-PEO NEOs”) as compared to the “compensation actually paid” (“CAP”), calculated pursuant to the applicable rules and the Company’s financial performance for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for First PEO ($)(1)	Summary Compensation Table Total for Second PEO ($)(1)	Compensation Actually Paid to First PEO ($)(1),(2),(4)	Compensation Actually Paid to Second PEO ($)(1),(2),(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3),(4)	Value of Initial Fixed $100 Investment Based On:		Net Income including Non-Controlling interests (in thousands) ($)	Adjusted EBITDA, including Non-Controlling interests (in thousands) ($)
							TSR ($)(5)	Peer Group TSR ($)(5)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	7,243,604	N/A	95,197,207	N/A	2,325,738	12,002,562	251	253	244,233	971,118
2023	2,321,989	N/A	12,041,430	N/A	1,939,456	3,318,227	137	168	386,452	838,830
2022	343,606	1,184,860	706,646	110,279,592	773,671	7,750,920	135	158	250,721	772,189
2021	2,476,399	N/A	4,346,136	N/A	977,732	1,696,415	118	121	99,221	283,802
2020	2,334,613	N/A	2,030,742	N/A	854,678	932,545	83	78	81,684	191,155
(1)The PEO and the non-PEO NEOs for each year are as follows:
(a)2024: PEO - Jamie Welch; non-PEO NEOs - Matthew Wall, Steven Stellato, R. Todd Carpenter, and Anne Psencik.
(b)2023: PEO – Jamie Welch; non-PEO NEOs – Matthew Wall, Steven Stellato, R. Todd Carpenter, and Anne Psencik. In 2023, Jamie Welch became our sole PEO and, therefore, is included in the “First PEO” columns for 2023 and 2024.
(c)2022: PEO – Clay Bretches (First PEO) and Jamie Welch (Second PEO); non-PEO NEOs – Matthew Wall, Steven Stellato, R. Todd Carpenter, Anne Psencik, and Ben C. Rodgers
(d)2021: PEO – Clay Bretches; non-PEO NEOs – Ben C. Rodgers and Stephen P. Noe
(e)2020: PEO – Clay Bretches; non-PEO NEOs – Ben C. Rodgers and Stephen P. Noe
(2)The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate CAP in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) for Mr. Bretches for each of 2022, 2021 and 2020 and Mr. Welch for each of 2024, 2023 and 2022. As neither Mr. Bretches nor Mr. Welch participated in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans. The following table provides a tabular reconciliation between the totals presented in the Summary Compensation Table and the total CAP to Mr. Bretches for 2022, 2021, and 2020 and to Mr. Welch for 2024, 2023 and 2022.

Kinetik Holdings Inc.	50	2025 Proxy Statement

	2024(a)	2023(a)	2022(a)	2022(b)	2021(b)	2020(b)

PEO SUMMARY COMPENSATION TABLE TOTALS	$7,243,604	$2,231,989	$1,184,860	$343,606	$2,476,399	$2,334,613
Deduct the fair value reported in the Summary Compensation Table of equity awards granted during the year	(4,866,103)	(828,548)	—	(212,028)	(1,507,456)	(1,434,927)
Add (Subtract):
Fair value as of the end of the year of equity awards granted during the year that are outstanding and unvested as of the end of the year	10,942,702	874,913	100,583,974	333,494	2,676,599	1,368,239
Change in fair value as of the end of the year (from the end of the prior year) of equity awards granted during any prior year that are outstanding and unvested as of the end of the year	71,487,644	973,001	—	209,535	562,300	215,056
Fair value as of the vesting date of equity awards granted and vested during the year	1,721,576	705,500	—	—	—	—
Change in fair value as of the vesting date (from the end of the prior year) of equity awards granted in prior years that vested during the year	—	—	—	18,432	49,668	40,110
Fair value as of the end of the prior year of equity awards granted in prior years that were forfeited during the year	—	—	—	—	—	—
Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	8,667,784	7,994,575	8,510,757	13,607	88,626	17,983
Total Equity Award Related Adjustments	92,819,706	10,547,989	109,094,731	575,068	3,377,193	1,641,388
COMPENSATION ACTUALLY PAID TOTALS	$95,197,207	$11,951,430	$110,279,591	$706,646	$4,346,136	$2,541,074
a.Represents PEO compensation for Mr. Welch.
b.Represents PEO compensation for Mr. Bretches.
(3)The Company deducted from and added to the average Summary Compensation Table total compensation the following amounts to calculate the average CAP in accordance with Item 402(v) of Regulation S-K as disclosed in column (e) for the non-PEO NEOs in each respective year. As the Company’s non-PEO NEOs did not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans. The following table provides a tabular reconciliation between the average of totals presented in the Summary Compensation Table and the average total CAP to the non-PEO NEOs for 2024, 2023, 2022, 2021 and 2020.

Kinetik Holdings Inc.	51	2025 Proxy Statement

	2024	2023	2022	2021	2020

NON-PEO NEOs AVERAGE SUMMARY COMPENSATION TABLE TOTALS	$2,325,738	$1,939,456	$773,671	$977,732	$854,678
Deduct the average fair value reported in the Summary Compensation Table of equity awards granted during the year	(1,149,718)	(1,068,833)	(183,333)	(455,701)	(421,500)
Add (Subtract):
Average fair value as of the end of the year of equity awards granted during the year that are outstanding and unvested as of the end of the year	2,350,969	1,128,644	6,670,004	886,742	606,193
Change in average fair value as of the end of the year (from the end of the prior year) of equity awards granted during any prior year that are outstanding and unvested as of the end of the year	6,635,337	80,277	20,267	194,623	(105,182)
Average fair value as of the vesting date of equity awards granted and vested during the year	861,720	410,058	—	—	—
Change in average fair value as of the vesting date (from the end of the prior year) of equity awards granted in prior years that vested during the year	—	—	1,340	47,853	(7,544)
Average fair value as of the end of the prior year of equity awards granted in prior years that were forfeited during the year	—	—	—	—
Average value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	978,515	828,625	468,971	45,166	5,900
Total Average Equity Award Related Adjustments	10,826,542	2,447,604	7,160,582	1,174,384	499,367
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$12,002,562	$3,318,227	$7,750,920	$1,696,415	$932,545
(4)There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating CAP from the assumptions used to compute the valuation of such equity awards as of the grant date.
(5)The values disclosed in (i) the TSR column represent the measurement period value of an investment of $100 in our Class A Common Stock and (ii) the Peer Group TSR column represent the measurement period value of an investment of $100 in our peer group. The peer group for purposes of the Pay versus Performance table is the Alerian US Midstream Energy Index, which is the same peer group we used in our Annual Report on Form 10-K for the year ended December 31, 2024.
Narrative to Pay Versus Performance Table
As discussed in greater detail in the Compensation Discussion and Analysis above, the Compensation Committee considers many factors when making decisions concerning the compensation of our NEOs. TSR, Net Income and Adjusted EBITDA are examples of indicators of the Company’s overall financial performance, which may directly or indirectly impact the Company’s compensation decisions as well as CAP. However, as calculated under SEC rules, CAP reflects adjusted values to unvested and vested equity awards, GAAP valuation assumptions and projected performance modifiers but does not reflect actual amounts realized by our NEOs for those awards. In fiscal year 2024, the Compensation Committee also made compensation decisions to align our PEO and non-PEO NEOs’ compensation more closely with market practices. As illustrated in the Pay Versus Performance table above and discussed in more detail below, both the Company’s performance across the disclosed financial measures and our PEO’s CAP and average CAP to our non-PEO NEO’s generally improve, in each case, over the period covered by the disclosure.
Since Kinetik was formed as a result of the Transactions, which closed on February 22, 2022, and our NEOs, were appointed in connection with the closing of the Transactions, we believe it is difficult to link CAP to our NEOs to our financial performance over the time period from 2020 to 2023 as presented in the Pay Versus Performance table.

Kinetik Holdings Inc.	52	2025 Proxy Statement

Nevertheless, over the three-year period from 2020 to 2022, our TSR, the TSR of our peer group, and CAP to our PEO(s) and the average CAP to our non-PEO NEOs all increased. In 2022, CAP to our NEOs outpaced the increase in our TSR primarily due to differences in NEO composition and executive compensation practices and disclosures related to the compensation strategy at BCP, a private equity-backed company that employed and compensated our NEOs prior to the Transactions. In addition, prior to the Transactions, Altus did not directly employ or compensate any of its executive officers, and the CAP amounts for Messrs. Bretches, Rodgers and Noe, as applicable, reflect the applicable allocation percentage applied to each applicable NEO’s compensation from Apache for the years 2022, 2021 and 2020 (which allocation percentage was designed to reflect the amount of time that such NEOs devoted to the business of Altus relative to the total time that such NEOs devoted to the businesses of Apache and its affiliates as a whole for the applicable year and hence reflect the portion of compensation paid by Apache for the applicable year that was allocable to services performed by such NEOs for Altus). Further, pre-Transactions, BCP awarded the NEOs, particularly Mr. Welch, with a significant amount of equity awards as is typical for private equity-backed companies to help align the executives’ interests with BCP’s long-term goals, which equity awards were exchanged for replacement equity awards by Kinetik in connection with the Transactions. However, we believe the fact that a significant portion of the compensation for our NEOs during 2022 was comprised of equity awards, including performance-based awards, continues to align their interests with those of Kinetik and its stockholders. For more information regarding the Transaction-related equity awards, please see “Equity Awards—Consideration Allocation Shares” above.
From 2023 to 2024, our TSR, the TSR of our peer group, and the CAP to our PEO and the average CAP to our non-PEO NEOs all increased. Long-term equity incentives represent a vast majority of our NEOs total target compensation and our stock price performance, measured by TSR, is the key driver of Compensation Actually Paid. We also use relative TSR metrics as a performance metric for our PSU awards. This shows how CAP to our NEOs and TSR are tightly linked. Our TSR experienced an 83% increase from 2023 to 2024, outpacing the performance of the TSR of our peer group on a year over year basis by roughly 33%. As shown in the table above, our TSR reflects relatively consistent improvement with steady growth through 2023 and a significant jump in 2024, reflecting the success of our long-term strategic decisions.
While it looks as if the CAP to our NEOs was reduced in 2023 as compared to 2022, we believe that such numbers are inaccurate representations of our compensation program due to the Transaction-related equity awards granted in 2022 and described above. Specifically, with respect to fiscal year 2023, the CAP to our PEO and non-PEO NEOs, as compared to the Summary Compensation Table totals for our PEO and non-PEO NEOs, is aligned with the increase in our TSR and the TSR of our peer group due primarily to the use of equity incentives, which are tied directly to stock price, as well as our annual incentive program, which is tied to our financial performance.
In addition, both CAP to our NEOs and our Net Income increased between 2020 and 2021. Similarly, the substantial improvement in our Net Income between 2021 and 2022 is directionally aligned with the increase in CAP over the same period. Net income again increased between 2022 and 2023. While, as noted above, it looks as if our CAP was reduced in 2023 as compared to 2022, we believe that such numbers are inaccurate representations of our compensation program due to the Transaction-related equity awards granted in 2022 and described above. Specifically, with respect to fiscal year 2023, the CAP to our PEO and non-PEO NEOs, as compared to the Summary Compensation Table totals for our PEO and non-PEO NEOs, is aligned with the increase in net income due primarily to the use of equity incentives, which are tied directly to stock price, as well as our annual incentive program, which is tied to our financial performance. From 2023 to 2024, our Net Income decreased by approximately 37% whereas the CAP to our PEO and non-PEO NEOs both increased. The increase in the CAP paid to our PEO and non-PEO NEOs is in part due to the issuance of new long-term equity incentive awards granted to our NEOs that are tied to the Company’s performance, which may or may not become earned by our NEOs. These new awards were granted to align our PEO and non-PEO NEOs compensation with market levels and to enhance the tie between our NEOs’ levels of compensation and the Company’s performance. It is important to note that the increase in CAP paid to our NEOs also reflects a nearly 70% increase in the value of our common stock measured from fiscal year end 2023 to fiscal year end 2024, from $33.40 to $56.71.

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Further, both CAP to our NEOs and our adjusted EBITDA increased between 2020 and 2021. There was a disproportionate pay increase in CAP to our NEOs in relation to the increase in EBITDA between 2021 and 2022. While Adjusted EBITDA is a metric in our annual incentive plan and, therefore, impacts executive compensation, there are several other factors that impact CAP, including the increase in our stock price as well as the impact of the Transactions on our executive compensation structure. Adjusted EBITDA again increased between 2022 and 2023. While, as noted above, it looks as if our CAP was reduced in 2023 as compared to 2022, we believe that such numbers are inaccurate representations of our compensation program due to the Transaction-related equity awards granted in 2022 and described above. Specifically, with respect to fiscal years 2023 and 2024, the CAP to our PEO and non-PEO NEOs, as compared to the Summary Compensation Table totals for our PEO and non-PEO NEOs, is aligned with the increase in Adjusted EBITDA due primarily to the use of equity incentives, which are tied directly to stock price, as well as our annual incentive program, which is tied to our financial performance.
Specifically, Adjusted EBITDA increased by 15.77% from 2023 to 2024, largely as a result of our acquisition of Durango Midstream, record natural gas processed volume growth, our increased equity interest in EPIC Crude Holdings, LP, and a full-year benefit from the in-service of the Permian Highway Pipeline expansion and Delaware Link pipeline. Notably, our Adjusted EBITDA has increased every year reflected in the Pay Versus Performance table above, which reflects strong Company performance over the time period covered by the table. This strong financial performance is a testament to the strategic leadership, operational excellence and performance of our Company and, specifically, our NEOs.
Disclosure of Most Important Performance Measures for Fiscal Year 2024
The measures listed below represent the most important financial performance measures that we used to determine CAP for our NEOs for fiscal year 2024. For more details regarding the financial performance measures, please see the discussion above in “Compensation Discussion and Analysis.”

Most Important Performance Measures

Adjusted EBITDA
Free Cash Flow
Net Debt to EBITDA
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than our CEO, as defined below) and the annual total compensation of Jamie Welch, our President and Chief Executive Officer (our “CEO”).
For the 2024 fiscal year, our last completed fiscal year:
•The annual total compensation of the median employee of all employees of our company (other than the CEO) was $145,592; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $7,243,604.
•Based on this information, for 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than the CEO) was reasonably estimated to be 50 to 1.

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To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•We determined that, as of December 31, 2024, our employee population consisted of 459 individuals with all these individuals located in the United States. This population consisted of our full-time employees, as we do not have part-time, temporary, or seasonal workers.
•We selected December 31, 2024 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner and allowed for the most complete picture of employee compensation in 2024.
•We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages and cash bonuses reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2024. Equity awards were excluded from the methodology because, while equity awards are widely distributed amongst our employee population, they are unlikely to change the median employee given the Company’s wide granting practices.
•We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all our employees, including our CEO, are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.
•After we identified our median employee, we combined all the elements of such employee’s compensation for the 2024 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $145,592.
•With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.
Equity Compensation Plan Information
The following table sets forth information with respect to the securities that may be issued under our 2019 Plan as of December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a) (#)	Weighted-average exercise price of outstanding options, warrants, and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)

Equity compensation plans approved by security holders	954,456(1)	—(2)	5,945,323
Equity compensation plans not approved by security holders	—	—	—
Total	954,456	—	5,945,323
1.Reflects securities that may be issued under the 2019 Plan, including with respect to vested but deferred RSUs (and dividends applied to previous deferrals) granted to our Board members, outstanding RSU and PSU awards (with the outstanding PSU awards reflected at target performance levels), and accrued but unvested dividends on such awards. The 2019 Plan was originally approved by stockholders on May 30, 2019.
2.None of the outstanding awards granted under the 2019 Plan have an exercise price.

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Proposal 2.
Advisory Vote to Approve Named Executive Officer Compensation
Our compensation policies are designed with the intention of recruiting highly qualified and experienced individuals capable of contributing to the continued growth of our Company. To achieve these objectives, we provide what we believe is a competitive total compensation package to our NEOs through a combination of base salary, annual incentive awards, and long-term equity-based incentives. Consistent with our goal of promoting the growth of our Company, a significant portion of the total incentive compensation for each of our NEOs is related to performance factors that measure our progress against the goals of our strategic financial and operating plans, as well as consideration of market pay practices.
Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices are effective in implementing our guiding principles.
Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for an advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the annual meeting:
“RESOLVED, that the stockholders of Kinetik Holdings Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2025 annual meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures.”
As this is an advisory vote, the result is not likely to impact previously granted compensation, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation practices going forward.

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Vote Required
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The affirmative “FOR” vote of the holders of a majority of the votes cast by the stockholders present or represented at the meeting, virtually during the meeting or by proxy, and entitled to vote thereon is required to approve this Proposal 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions and broker non-votes will have no effect on Proposal 2.
We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2025 annual meeting of stockholders, unless our Board modifies its policy of holding this vote on an annual basis.

The Board unanimously recommends that you vote “FOR” this approval of the compensation of the Named Executive Officers.

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Proposal 3.
Ratification of the Appointment of Independent Auditor
General Information
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (i) reviews the qualifications, performance, and independence of the independent auditor, (ii) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (iii) considers whether the registered public accounting firm chosen as the independent auditor should be rotated in order to maintain the independence between the independent auditor and the Company.
The Audit Committee has appointed KPMG, an independent registered public accounting firm (independent auditor), to audit the Company’s financial statements for fiscal year 2025. KPMG has served as the independent registered public accounting firm of BCP since 2017. The Board believes that the appointment of KPMG to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and, at the request of the Audit Committee, is asking you to ratify that appointment.
Representatives of KPMG will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions regarding the Company’s business.
Although stockholder ratification is not required, the appointment of KPMG as the Company’s independent auditor for fiscal year 2025 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take stockholders’ opinions regarding the appointment of KPMG into consideration in future deliberations. If KPMG’s appointment is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG’s engagement as the Company’s independent auditor without the approval of the Company’s stockholders whenever the Audit Committee deems appropriate.
The fees paid to KPMG for 2024 and 2023 were as follows:

Description	2024 ($)	2023 ($)

Audit Fees(1)	3,520,000	3,500,000
Audit-Related Fees(2)	160,000	195,000
All Other Fees	325,000	—
(1)Audit Fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements included in the Form 10-K and effectiveness of internal control over financial reporting, the reviews of Company’s financial statements included in the Forms 10-Q, and other procedures required to be performed by the independent auditor to be able to form an opinion on Company’s consolidated financial statements. These amounts also included fees associated with comfort letters and consents related to debt and equity offerings.
(2)Audit-related fees are primarily for professional services not directly related to the Company’s annual financial statements, for example assistance in connection with sustainability assurance services.

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All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by KPMG is compatible with maintaining auditor independence.
None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
Vote Required
The affirmative “FOR” vote of the holders of a majority of the votes cast by the stockholders present or represented at the meeting, virtually during this meeting or by proxy, and entitled to vote thereon is required to approve this Proposal 3. Brokers have discretion to vote on this proposal without your instruction, so we do not expect any broker non-votes in connection with Proposal 3 . Abstentions and broker non-votes will have no effect on Proposal 3.

The Board unanimously recommends that you vote “FOR” ratification of the appointment of KPMG as the company’s independent auditor for fiscal year 2025.

Kinetik Holdings Inc.	59	2025 Proxy Statement

Voting and Other Information
Who Is Paying the Solicitation Cost
The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.
Notice of Internet Availability of Proxy Materials
Pursuant to rules adopted by the SEC, we have elected to provide our stockholders access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the internet, how to vote online, and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the internet. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive, and allow us to conserve natural resources.
Virtual Meeting Admission
You are entitled to attend and participate in the virtual annual meeting only if you were a stockholder as of the close of business on the record date or if you hold a valid proxy for the annual meeting. If you are not a stockholder, you may still view the meeting after the recording has been posted on our Investor Relations website.
Attending Online. If you plan to attend the annual meeting online, please read the instructions below so you understand how to gain admission. If you do not comply with these procedures, you will not be able to participate in the annual meeting.
Stockholders may participate in the annual meeting by visiting www.virtualshareholdermeeting.com/KNTK2025. If you are a stockholder of record, you will need the control number on your Notice or proxy card to log in. For beneficial stockholders who do not have a control number, instructions to gain access to the meeting may be provided on the voting instruction card you receive from your broker, bank, or other nominee.
Stockholders of record hold shares directly with Broadridge Corporate Issuer Solutions. “Beneficial” or “street name” stockholders hold shares through a broker, bank, or other nominee.
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page at www.virtualshareholdermeeting.com/KNTK2025, 15 minutes prior to the start time of the meeting.
Asking Questions. Stockholders who wish to submit a question in advance may do so on our annual meeting website, www.virtualshareholdermeeting.com/KNTK2025, which will be open 15 minutes before the annual meeting begins. Stockholders also may submit questions live during the meeting. We plan to reserve up to 20 minutes for appropriate stockholder questions to be read and answered by Company personnel during the meeting, but we will only address questions that are germane to the matters being voted on at our annual meeting. Stockholders can also access copies of this Proxy Statement and annual report at our annual meeting website.

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Voting
Who Can Vote
Only stockholders of record holding shares of the Company’s Class A Common Stock, and stockholders of record holding shares of the Company’s Class C Common Stock, at the close of business on the record date, March 20, 2025, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock they held on that date.
As of March 28, 2025, there were 157,961,246 shares of Kinetik Common Stock issued and outstanding, including 60,922,044 shares of our Class A Common Stock and 97,039,202 shares of Class C Common Stock. Holders of Kinetik Common Stock are entitled to one vote per share, voting together as a single class, and are not allowed to cumulate votes in the election of directors.
The Company’s stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Kinetik stockholder at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.
How to Vote
If your shares of Kinetik Common Stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”
The only “routine” matter to be acted upon at the annual meeting is:
•Proposal 3: Ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year 2025.
All other matters to be acted upon at the annual meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matters:
•Proposal 1: Election of the ten directors named in this proxy statement;
•Proposal 2: Approval of the compensation of named executive officers for 2024 (say on pay).
If you hold shares of Kinetik Common Stock in your own name (as a “stockholder of record”), you may instruct the Company on how to vote your shares:
•over the internet, by following the instructions provided in the Notice; or
•if you requested to receive printed proxy materials:
◦by scanning the QR code on the enclosed proxy card with your mobile device (specific directions for using the mobile voting system are shown on the proxy card);
◦by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or
◦by marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided.

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If you are a stockholder of record and you vote “abstain” on the resolution to approve the compensation of our named executive officers or the ratification of our independent auditor, your shares will not be voted on that matter but will be counted as present in person or by proxy and entitled to vote thereon. Abstentions have no effect on the resolution to approve the compensation of our named executive officers or the ratification of our independent auditor. In all cases, if you are a stockholder of record and you vote “abstain”, your shares will be counted for purposes of determining whether a quorum is present.
When using internet, mobile device, or telephone voting, the voting systems will verify that you are a stockholder through the use of a “company number” for Kinetik and a unique “control number” for you.
Whichever method you use to transmit your instructions, your shares of Kinetik Common Stock will be voted as you direct. If you designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:
•Proposal 1: FOR ALL NOMINEES for the election of directors;
•Proposal 2: FOR approval of the compensation of named executive officers for 2024 (say on pay);
•Proposal 3: FOR ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year 2025; and
•In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.
If you vote in advance using one of the methods described above, then you may still attend and vote virtually during the meeting. Follow the instructions at www.virtualshareholdermeeting.com/KNTK2025 to vote during the meeting. Please see “Revoking a Proxy” below for additional details.
Revoking a Proxy
You may revoke a proxy before it is voted by submitting a new proxy with a later date by internet, mobile device, telephone, or mail (if applicable), by voting online virtually during the meeting, or by filing a written revocation with the Company’s corporate secretary. Your attendance online virtually at the annual meeting alone will not automatically revoke your proxy.
Quorum
The presence at the annual meeting, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of Kinetik Common Stock outstanding on the record date entitled to vote at the annual meeting will constitute a quorum, permitting the business of the meeting to be conducted.
Votes Needed

Proposal	Vote Required	Voting Options	Can brokers vote without instructions	Effect of abstentions and broker non-votes

Election of Directors	Each nominee must receive a plurality of the votes cast by the stockholders present and entitled to vote thereon	For all Withhold authority(1) For all except	No	N/A
Advisory Approval of the Compensation of the Executive Officers	Affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote thereon	For Against Abstain	No	None
Ratification of Appointment of Independent Auditor	Affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote thereon	For Against Abstain	Yes	Abstentions: None Broker Non-Votes: N/A
1.Because directors need only be elected by a plurality of the vote, “Withhold Authority” votes will not affect whether any particular nominee has received sufficient votes to be elected. You may not cumulate your votes for the election of directors.

Kinetik Holdings Inc.	62	2025 Proxy Statement

Who Counts the Votes
Representatives of Broadridge will tabulate the votes. The Company will appoint representatives to act as inspectors of the election.
Future Stockholder Proposals and Director Nominations
Stockholders are entitled to submit proposals on matters appropriate for stockholder action at next year’s annual meeting consistent with the regulations of the SEC and the Company’s bylaws.
Proposals for Inclusion in Next Year’s Proxy Statement
The SEC rules permit stockholders to submit proposals (other than director nominations) for inclusion in our proxy statement for next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in SEC Rule 14a-8.
•When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received by the Company’s corporate secretary on or before December 4, 2025.
•Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.
•What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.
Proposals and Director Nominations for Presentation at Next Year’s Annual Meeting
Our bylaws also provide that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, as described above, or director nomination may be presented directly at next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in Section 3.2 (with respect to director nominations) or Section 2.7 (with respect to other proposals) of our bylaws.
•When to send these proposals. Stockholder proposals, including director nominations, submitted under these bylaw provisions must be received by the Company’s corporate secretary no earlier than the opening of business on January 19, 2026 and no later than the close of business on February 18, 2026; provided, however, that if next year’s annual meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s meeting, notice by the stockholder to be timely must be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (a) the close of business on the 90th day before the meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. In addition, any stockholder who intends to solicit proxies in support of director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees other than the Company’s nominees submitted under the advance notice provisions of the Company’s bylaws for next year’s annual meeting, then such stockholder must provide proper written notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act to the Company’s corporate secretary no later than February 18, 2026; provided, however, that if next year’s annual meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s meeting, notice by the stockholder to be timely must be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (a) the close of business on the 90th day before the meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.

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•Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.
•What to include. Proposals must conform to and include the information required by Section 3.2(d) of our bylaws (with respect to director nominations) or Section 2.7(a)(ii) of our bylaws (with respect to all other proposals). Our bylaws are filed as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the SEC, or a printed copy of our bylaws is available free of charge by writing to the Company’s corporate secretary at the address above. Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.
•Discretion to vote proxies on these proposals. If any stockholder proposal, including any director nomination, is properly presented directly at next year’s annual meeting, proxies will be voted on such proposals in accordance with the judgment of the management representatives who shall have been granted the authority to vote such proxies.
The Company’s Annual Report on Form 10-K and our other reports filed with the SEC are made available on the SEC’s website at www.sec.gov.
Stockholders with the Same Last Name and Address
The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple Kinetik stockholders with the same last name who reside at the same address may receive a single set of proxy materials, unless one or more of the stockholders has provided contrary instructions. This procedure reduces printing costs and postage fees and saves natural resources.
If you hold your shares in “street name” (your shares are held in a brokerage account or by a bank or other nominee), you may revoke your consent to householding at any time by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling Broadridge at 1-866-540-7095. You can also request information about householding from your broker or bank.
If you are a stockholder of record (your shares are held in your own name and not held in a brokerage account) who received a household mailing this year, and you would like to have additional copies of proxy materials promptly mailed to you, if you would like to opt out of householding for future mailings, or if you would like to enroll in householding, please send your written request to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.
Solicitation of Proxies
This proxy is solicited by the Board for use at the annual meeting and any adjournment thereof. Solicitation of proxies for use at the annual meeting may be made virtually during the meeting or by mail, telephone, or other electronic means by directors, officers, and regular employees, if any, of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s Common Stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses.

Stockholders are requested to promptly vote their shares using one of the methods explained on page 61 of this proxy statement.

Kinetik Holdings Inc.	64	2025 Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS
KINETIK HOLDINGS INC.
MAY 19, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2025
The Notice and Proxy Statement and Annual Report on Form 10-K are available at http://www.proxyvote.com
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
KINETIK HOLDINGS INC. – 2025 PROXY
This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on May 19, 2025
By signing this proxy, you revoke all prior proxies and appoint Jamie Welch and Lindsay Ellis as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of stockholders to be held on May 19, 2025, or any adjournment thereof, and to vote all the shares of Common Stock of Kinetik Holdings Inc. held of record by the undersigned on March 20, 2025.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
Vote by Internet, Telephone, or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

Internet/Mobile	Phone	Mail	Virtual Meeting

Access www.proxyvote.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.	Call toll-free 1-800-690-6903 and follow the instructions. Have your proxy card available when you call.	Sign, date, and mail your proxy card in the envelope provided as soon as possible.	Attend the virtual annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

Vote online/phone until 11:59 PM EDT the day before the meeting.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

KINETIK HOLDINGS INC.
2700 Post Oak Boulevard, Suite 300
Houston, Texas 77056-5748
(713) 621-7330
www.kinetik.com

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 PM CT the day before the meeting date. If you participate in the Kinetik 401(k) Plan, you must vote these shares no later than 10:59 PM CT on May 14, 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KNTK2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 PM CT the day before the meeting date. If you participate in the Kinetik 401(k) Plan, you must vote these shares no later than 10:59 PM CT on May 14, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66901-P20700-Z88785 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINETIK HOLDINGS INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Deborah L. Byers
02) David I. Foley
03) Michael Kumar
04) D. Mark Leland
05) Kevin S. McCarthy
06) John-Paul (JP) Munfa
07) William Ordemann
08) Karen Putterman
09) Laura A. Sugg
10) Jamie Welch

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2024 Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V66902-P20700-Z88785

KINETIK HOLDINGS INC.
Annual Meeting of Shareholders
May 19, 2025 10:00 a.m. Central Time
This proxy is solicited by the Board of Directors

By signing this proxy, you revoke all prior proxies and appoint Jamie Welch and Lindsay Ellis, and each of them, as attorney-in-fact and Proxies, with full power of substitution, and authorize them to represent the undersigned at the Annual Meeting of Shareholders to be held on May 19, 2025, or any adjournment thereof, and to vote, as designated on the reverse side of this form, in their discretion, all the shares of Common Stock of Kinetik Holdings Inc. held of record by the undersigned on March 20, 2025.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also authorizes Jamie Welch and Lindsay Ellis to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Continued and to be signed on reverse side